Exhibit 99.1

520 CAPITOL MALL

SACRAMENTO, CALIFORNIA

LEASE AGREEMENT

Basic Lease Information

               I. Terms and Definitions. For the purpose of this Lease, the following capitalized terms shall have the following definitions:

A.	Lease Date:	February 12, 2014

B.	Landlord:	520 Capitol Mall, Inc., a Delaware corporation 2870 Gateway Oaks, Suite 110 Sacramento, California 95833
C.	Tenant:	American River Bank a California corporation 520 Capitol Mall, Suite 200 Sacramento, CA 95814
D.	Premises:	The Premises referred to in this Lease are located at 520 Capitol Mall, Suite 200, Sacramento, California, and consist of approximately 2,143 rentable square feet (1,866 usable square feet) as shown in Exhibit A, which is 2.66% (“Tenant’s Proportionate Share”) of the rentable square feet of the Building. The Building referred to in this Lease consists of approximately 80,574 rentable square feet.
E.	Term:	The term shall be ten (10) years and five (5) months from the Commencement Date (as hereinafter defined). Landlord anticipates that the Premises shall be completed no later than June 1, 2014 (the “Completion Deadline”), as further described in Section 4.
F.	Business Hours:	The hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 noon on Saturday (New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas Day excepted).
G.	Base Rent:	$2.25 per square rentable foot per month fully serviced, starting the sixth month from Commencement Date, as may be adjusted pursuant to Section 5.

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H.	Base Year:	Calendar year 2014

I.	Lease Year:	The Base Year and each succeeding calendar year.
J.	Use:	Operation of banking business, financial services and other services related thereto, and general office.

K.	Security Deposit:	None
L.	Broker for Landlord:	CB Richard Ellis- Payment terms pursuant to separate written agreement.
M.	Broker for Tenant:	Tenant is exclusively represented by Doug Barnett/MCP. Landlord agrees to pay Tenant’s broker a fee equal to five percent (5%) of the gross aggregate rents for years 1-5 and two and one half percent (2.5%) for years 6-10 of paid Term.

LIST OF EXHIBITS

A B C D E F G	Description of Premises Work Letter Agreement First Amendment to Lease and Acknowledgement Exclusions from Operating Expenses Rules and Regulations Cleaning Specifications Parking Exhibit
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LEASE AGREEMENT

               This Lease Agreement (“Lease”) is made and entered into by the Landlord and Tenant identified in the Basic Lease Information. The Basic Lease Information attached to this Lease as page i and page ii is hereby incorporated into this Lease by this reference.

               1.            PREMISES:

                              (a)          Description of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein the Premises, which are more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”), including the tenant improvements (the “Tenant Improvements”) thereon presently existing or to be constructed in accordance with the “Work Letter Agreement” attached as Exhibit B, which is made a part hereof by this reference. As hereinafter used in this Lease, the term “Building” shall refer to the entire structure in which the Premises are located, the term “Lot” shall refer to the Assessor’s tax parcel on which the Building is situated, and the term “Project” shall collectively refer to the Lot, the Building, and the parking structure located on the Lot. This Lease confers no rights either with regard to the subsurface of the land below the ground level of the Building or with regard to airspace above the roof of the Building.

                              (b)          Measurement of Premises. By execution of this Lease, Tenant hereby stipulates that all the information relating to the rentable square footage of the Premise and Tenant’s Proportionate Share are the amounts set forth in the Basic Lease Information. Notwithstanding the foregoing, for a period of sixty (60) days following the Commencement Date, Tenant, at its cost, shall have the right, but not the obligation, to confirm the rentable and usable square footage of the Premises by independent measurement. For such purpose, the measurement of the usable area of the Premises shall be in accordance with the Building Owners and Managers Association Standard Method for Measuring Floor Area in Office Buildings (ANSI Z65.1-1996), and the rentable square footage of the Premises shall be deemed to be the total of the usable area as so measured plus the amount obtained by multiplying said usable area by fourteen and eighty-four hundreds percent (14.84%). If Tenant, within such time period, causes the Premises to be re-measured, and such re-measurement is done in accordance with the standards contained herein, and such re-measurement is approved by Landlord (which approval shall not be unreasonably withheld or delayed), and the rentable square footage of the Premises as so measured differs from that set forth in the Basic Lease Information, Tenant and Landlord shall amend this Lease to reflect such revised rentable area of the Premises. If Tenant does not elect to re-measure the Premises within such time period, the rentable area of the Premises set forth in the Basic Lease Information shall be binding upon Landlord and Tenant.

               2.            ACCEPTANCE OF PREMISES: Subject to the warranty of Landlord set forth in Section 9 of this Lease, Tenant’s taking possession of the Premises shall constitute Tenant’s acknowledgment that the Premises are in good condition and that the Tenant Improvements are constructed in accordance with the Work Letter Agreement, and that Tenant agrees to accept the same in its condition existing as of the date of such entry and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises. Notwithstanding the foregoing, within sixty (60) days after Tenant takes possession of the Premises, Tenant shall deliver to Landlord a list of items (“Punch List Items”) that Tenant reasonably deems that Landlord shall complete or correct in order for the Premises to be reasonably acceptable. Landlord shall complete and/or correct the Punch List Items using its good faith efforts and due diligence; provided, however, that with respect to those Punch List Items that Landlord reasonably contends do not require completion and/or correction, Landlord and Tenant shall negotiate in good faith for a resolution of such Punch List Items. If Tenant does not deliver the Punch List Items to Landlord within said sixty (60) days, Tenant shall be deemed to have accepted the condition of the Premises. No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation, express or implied, respecting any matter or thing related to the Premises or the Building or this Lease (including, without limitation, the condition of the Building or the Premises) have been made to Tenant by Landlord, its agents or employees, other than as set forth in the Work Letter Agreement or in this Lease.

               3.            PROJECT COMMON AREAS: The term “Project Common Areas” shall refer to all areas and facilities outside the Premises and within the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and of other lessees in the Project and their respective employees, suppliers, shippers, customers, and invitees. Landlord hereby grants to Tenant, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Project Common Areas as they exist from time to time, subject to any reasonable rules, regulations, and restrictions governing the use of the Project as from time to time made or amended by Landlord. Under no circumstances shall the right granted herein to use the Project Common Areas be deemed to include the right to store any property in the Project Common Areas. Provided that Landlord, using its reasonable efforts, does not unreasonably interfere with Tenant’s access to, or use of, the Premises, Landlord reserves the right at any time and from time to time, to: (i) make alterations in or additions to the Project and to the Project Common Areas; (ii) close the Project Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Project Common Areas or the accrual of any rights of any person or of the public to the Project Common Areas; (iii) temporarily close any of the Project Common Areas for maintenance purposes; and (iv) promulgate reasonable rules and regulations governing the use of the Project Common Areas.

               4.            TERM AND POSSESSION:

                              (a)          The Commencement Date. Subject to and upon the terms and conditions set forth herein, the Term of this Lease shall be for the period specified in the Basic Lease Information, commencing upon the earlier of the following dates (the “Commencement Date”): (i) the date on which the Premises are Substantially Complete (as defined below); (ii) the date on which the Premises would have been Substantially Complete had there been no delays caused by Tenant that are not Force Majeure Events; or (iii) the date upon which the Tenant takes possession of the Premises with the Landlord’s written consent; but in no event shall the Commencement Date be earlier than the Completion Deadline. Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute an amendment to this Lease (“First Amendment to Lease and Acknowledgment”) setting forth the Commencement Date and the expiration date of the Term, which shall be in the form attached hereto as Exhibit C. For purposes of the foregoing, the Premises shall be deemed to be “Substantially Complete” when a certificate of occupancy (temporary or final) has been issued by the appropriate governmental entity, and all construction to be provided by Tenant, as set forth in the Work Letter Agreement, has been completed, with the exception of the Punch List Items. Tenant shall Substantially Complete the Premises by the Completion Deadline as set forth in the Basic Lease Information, plus extensions thereto equal to the durations of (i) any delays beyond the reasonable control of Tenant, such as acts of God, fire, earthquake, acts of a public enemy, riot, insurrection, unavailability of materials, governmental restrictions on the sale of materials or supplies or on the transportation of such materials or supplies, strike directly affecting construction or transportation of materials or supplies, shortages of materials or labor resulting from governmental controls, weather conditions, or any other cause or events beyond the reasonable control of Tenant (collectively, “Force Majeure Event”), or (ii) delays caused by Tenant. The parties agree that if Tenant is unable to Substantially Complete the Premises by the Completion Deadline, plus any extension thereto pursuant to this Section, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and the expiration date of the Term shall not be extended for such delay; but shall remain the same as the expiration date would have been had the Premises been Substantially Complete as of the Completion Deadline, and in such event, Tenant shall not be liable for any Rent (as defined below) until the Commencement Date; provided, however, that to the extent that such delay is caused by Tenant (a “Tenant Delay”), Rent shall commence as of the date the Premises would have been Substantially Complete but for such Tenant Delay. Notwithstanding the foregoing, if the Premises are not Substantially Complete within ninety (90) days of the Completion Deadline (excluding any Tenant Delays or Force Majeure Events), Landlord and Tenant shall each have the right, but not the obligation, to terminate this Lease upon five (5) business days prior written notice, and the parties shall thereafter be relieved of any further obligations or liability under this Lease, except as otherwise provided herein.

                              (b)          Tenant’s Right to Early Access. Subject to scheduling by Landlord as to dates and times, Tenant shall be entitled to early access and use of the Premises, in order to complete its tenant improvements, install cabling, place partition/modular component furniture and for other related purposes, prior to the then anticipated Commencement Date. The foregoing right of early access and use is conditioned upon Tenant’s compliance with all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Rent for such early access and use of the Premises. Furthermore, Tenant and its representatives shall be subject to all directives of Landlord in connection with such entry as well as the use of the Project Common Areas, including, but not limited to, restrooms, elevators, truck loading areas and other facilities. Tenant expressly agrees that its contractors shall comply with the rules and regulations pertaining to construction activities established, from time to time, by Landlord, which rules and regulations prohibit the playing of radios, smoking cigarettes, leaving trash outside of designated trash receptacles, and the parking of vehicles in the Building’s parking structure, except in the area(s) designated by Landlord for such vehicles. Prior to the commencement of any construction in the Premises, Tenant shall provide Landlord’s representative (as designated in Section 2 of the Work Letter Agreement) with a proposed work schedule for Tenant’s contractors and other representatives, which schedule shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant’s indemnity commitments under Section 16 of this Lease shall apply to all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its representatives except to the extent arising from the negligence or willful misconduct of Landlord.

                              (b)          Option to Extend. At the expiration of the original Term hereof, Tenant may extend this Lease for two (2) extended terms of five (5) years by giving Landlord unequivocal written notice of its intention to do so at least nine (9) months prior to the expiration of said original Term or extended Term. Notwithstanding the foregoing, Tenant shall have no right to extend the Term of this Lease if Tenant is in material default beyond any applicable cure period under the Lease on the date of giving such notice or on the date of commencement of such extended term. The extended terms shall be upon all of the terms and conditions of this Lease, except that the following rights of Tenant during the original Term of this Lease (if and to the extent expressly provided for in this Lease) shall not apply during such option periods: (a) any right to rent-free possession, (b) any right to further extension of the Term beyond the extended term set forth hereinabove, and (c) any right to continue to pay the same Base Rent. Landlord and Tenant hereby acknowledge and agree that the Base Rent during any extended terms shall be one hundred percent (100%) of the “Fair Market Rental” for the Premises, as determined in accordance with this Section, Landlord’s initial estimate of which shall be provided to Tenant by Landlord no later than nine (9) months prior to the expiration of said original Term or extended Term. The parties shall have until the date that is five (5) months prior to the date that said original Term or extended Term will expire (the “Deadline for Rental Agreement”) in order to agree on Base Rent for such extended term. If the parties agree on the Base Rent for such extended term on or before the Deadline for Rental Agreement, they shall immediately execute an amendment to this Lease stating the Base Rent for the extended term. If the parties are unable to agree on Base Rent for such extended term on or before the Deadline for Rental Agreement, then the Fair Market Rental shall be established by appraisal as follows: (i) within ten (10) days after the Deadline for Rental Agreement (or, if later, within ten (10) days after Landlord or Tenant has given to the other a written demand that the Fair Market Rental be determined in accordance with the provisions of this Section 4(d) [a “Written Demand for Determination”]), Landlord and Tenant shall each give to the other a written notice setting forth its final determination of the Fair Market Rental (collectively, the “Final Fair Rental Notices”); (ii) if only one (1) Final Fair Rental Notice is timely given, then that one (1) Final Fair Rental Notice shall conclusively establish the Fair Market Rental; (iii) if both Landlord and Tenant give Final Fair Rental Notices, and the Final Fair Rental Notices are different in any respect, then the Fair Market Rental shall be conclusively established by an independent appraiser mutually chosen by Landlord and Tenant; provided that, if Landlord and Tenant have not agreed upon, and engaged, such appraiser within thirty (30) days after the Deadline for Rental Agreement (or, if later, within twenty (20) days after a Written Demand for Determination has been given), then, either Landlord or Tenant shall have the right, but no obligation, to file a declaratory relief action in the Superior Court in the county where the Premises are located for the purpose of having that Court appoint, or impose a mechanism for appointment of, an independent appraiser; provided further that, if Landlord and Tenant shall both then agree to allow their attorneys to select the appraiser, instead of filing a declaratory relief action, Landlord and Tenant shall each engage a duly licensed California attorney with commercial leasing experience of at least ten (10) years, which attorneys shall, by their agreement, select the appraiser; (iv) Landlord and Tenant shall share equally the fees and expenses of the selected appraiser and shall each pay its own attorneys’ fees, except that, if a declaratory relief action is filed, then, in connection with making its decision and entering its judgment, the Court shall, in its discretion, allocate between Landlord and Tenant all costs and fees incurred by either or both of them, including, but not limited to, attorneys’ fees and appraisal fees; (v) within thirty (30) days after the appraiser’s engagement, the appraiser shall deliver to Landlord and to Tenant the appraiser’s determination of which of the two (2) Final Fair Rental Notices (the “Chosen Fair Value Rental Notice”) is, in the appraiser’s opinion, the closest to the then current fair market value rent for the Premises, based upon the then current highest and best use thereof, without any consideration given to the then current uses of the Premises, or any portion thereof, but with consideration given to any enhancement or diminution in fair market value rent arising from the terms or conditions of this Lease; and the amount set forth in the Chosen Fair Value Rental Notice shall be deemed to be the Fair Market Rental; and (vi) the appraiser shall be required to give to Landlord and to Tenant a written statement of the appraiser’s reasoning and justification for selection of the Chosen Fair Value Rental Notice; the appraiser shall not be permitted to decide on a middle ground, or to suggest any compromise; the appraiser’s sole function shall be to determine the Chosen Fair Value Rental Notice, and provide his or her reasons therefor.

                              Landlord and Tenant hereby acknowledge that they intend that the Fair Market Rental shall be deemed to be the rent per square foot of rentable area of office space that is then being charged for office space located in office buildings in the vicinity within a radius of one (1) mile of the Building that are comparable in quality and offer similar amenities to the Building, and involving renewing leases with similar terms and conditions, and involving the use of the premises for general office purposes, and taking into account whether a real estate brokerage commission is paid as may be required hereunder and in the amount as set forth below. The office spaces used for comparison shall be reasonably comparable in size, quality and design to the Premises, and such office spaces used for comparison shall be reasonably comparable to the Premises with respect to their location within such buildings. The appraiser shall also consider the quality and quantity of tenant improvements, the services provided by each landlord to such tenant, and the financial strength of Tenant, as well as all other concessions then being offered to similar tenants. In the event that the Fair Market Rental is not established before the commencement of the extended term, Tenant shall continue to pay the Base Rent in effect as of the end of the original Term; and when the Fair Market Rental has been established, the new Base Rent shall be retroactively effective as of the beginning of the extended term, and Tenant shall pay Landlord any deficiency within thirty (30) days after the establishment of the new Base Rent. If Tenant has overpaid Base Rent during such period, such overpayment shall be offset against Rent thereafter coming due. Landlord agrees, at Tenant’s election, to pay to the Broker for Tenant identified in the Basic Lease Information, or to such other broker as Tenant may then choose to represent Tenant, a commission equal to two percent (2%) of the Base Rent payable during said extended term. Said commission shall be due and payable when Tenant gives to Landlord its written notice electing to extend the Term as above provided or, if later, when the Fair Market Rental is determined as above provided.

               5.            BASE RENT:

                              (a)          Tenant agrees to pay Landlord the Base Rent for the Premises, without prior notice, demand, deduction or offset (except as otherwise provided in this Lease), as adjusted from time to time, in the manner set forth in this Section 5. The term “Rent” as used in this Lease shall mean Base Rent, Tenant’s Proportionate Share of Operating Expenses and any other amounts owing from Tenant to Landlord pursuant to the provisions of this Lease. The Base Rent shall be payable in advance on or before the first (1st) business day of each month throughout the Term. Base Rent for any period during the Term that is less than one (1) month shall be a prorated portion of the monthly Base Rent based upon the actual days in that month.

                              (b)          The Base Rent shall be as follows:

Months	Monthly full service gross rental rate (PSF)	Monthly Full service gross rent
1-5	$0.00	$0.00
6-17	$2.25	$4,821.75
18-29	$2.30	$4,928.90
30-41	$2.35	$5,036.05
42-53	$2.40	$5,143.20
54-65	$2.45	$5,250.35
66-77	$2.50	$5,357.50
78-89	$2.55	$5,464.65
90-101	$2.60	$5,571.80
102-113	$2.65	$5,678.95
114-125	$2.70	$5,786.10

                              (c)          If the amount of Rent or any other payments due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of such restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amount Landlord would have received had there been no restrictions.

               6.            SECURITY DEPOSIT: None

               7.            OPERATING EXPENSES:

                              (a)          For the purpose of this Lease, the following terms are defined as follows:

                                             (1)          “Base Year” means the calendar year set forth in the Basic Lease Information.

                                             (2)          “Tenant’s Proportionate Share” means the ratio of rentable area of the Premises to the total rentable area of the Building set forth as a percentage in the Basic Lease Information.

                                             (3)          “Operating Expenses” shall mean all costs and expenses paid by Landlord (whether directly or through independent contractors) in connection with the operation, repair, and maintenance of the Building and the Project, including replacements as needed, including the following costs by way of illustration, but not limitation: (i) salaries, wages, compensation, benefits, pension or contributions and all medical, insurance and other fringe benefits paid to, for or with respect to all persons (whether they be employees of Landlord, its managing agent or any independent contractor) for their services in the operation (including security services), maintenance, repair or cleaning of the Project, and payroll taxes, worker’s compensation, uniforms and dry cleaning costs for such persons; (ii) payments under service contracts with independent contractors for operating (including providing security services, if any), maintaining, repairing or cleaning the Project or any portion thereof or any fixtures or equipment therein; (iii) all costs for electricity, water, gas, steam, sewer and other utility services to the Project, including any taxes on any such utilities; (iv) repairs and replacements which are appropriate to the continued operation of the Building as a first-class office building; (v) cost of lobby decoration, painting and decoration of non-tenant areas; (vi) cost of landscaping in, on or about the Project; (vii) cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance and repair of the Project and charges for lobby and elevator telephone service for the Building; (viii) financial expenses incurred in connection with the operation of the Project, such as premiums for, but not including deductible amounts under, such insurance as Landlord may, in its reasonable discretion, from time to time carry (including liability insurance, fire and casualty insurance, rental interruption insurance, and any other insurance of a type commonly maintained by owners of properties comparable to the Project), attorneys’ fees and disbursements, auditing and other professional fees and expenses, association dues and any other ordinary and customary financial expenses incurred in connection with the operation of the Project; (ix) fees payable to a property management company (which may be owned or controlled by Landlord or Landlord’s principals, but if so controlled, then fees payable to that company must be reasonably competitive with fees charged by independent property managers) for the management of a first-class office building; (x) the cost of capital improvements made by Landlord in order (a) to conform to any changes in laws, rules, regulations, or requirements of any governmental authority having jurisdiction, or of the board of fire underwriters or similar insurance body, or (b) to effect a labor saving, energy saving, or other economy, which cost shall be included in Operating Expenses for the Lease Year in which such improvement is made, subject to the amortization requirement and other provisions of paragraph 3 of Exhibit D attached hereto and incorporated herein; (xi) costs for accounting, legal and other professional services incurred in the operation of the Building, not including such costs incurred to evict, or by reason of allegations of default by, a tenant or occupant of the Building, and not including any brokerage or finders’ fees or rental concessions given to a tenant or occupant of the Building; (xii) rental payments made for equipment used in the operation and maintenance of the Project; (xiii) the cost of governmental licenses and permits, or renewals thereof, necessary for the operation of the Project, not including such cost incurred in connection with installation of improvements designed for exclusive use of a tenant or occupant of the Building; (xiv) the cost of any testing to determine whether the Building is in compliance with all environmental rules, regulations or standards promulgated by any governmental authority or generally recognized industry association; (xv) sales, use and excise taxes on goods and services; (xvi) real property taxes and assessments, which shall include, but not be limited to, any and all taxes, assessments, water and sewer charges and other similar governmental charges, levied on the Project, including the Building and the Lot, ordinary and extraordinary, substitute and additional, unforeseen as well as foreseen, present and future, of any kind and nature whatsoever, including, without limitation: (a) real property taxes or assessments levied or assessed against the Project, including the Building and the Lot; provided that, with respect to special assessments, the amount to be included in Operating Expenses in any Lease Year shall not exceed the minimum yearly amount required to be paid; (b) assessments or charges levied or assessed against the Project, including the Building and the Lot, by any redevelopment agency, (c) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or their agencies, branches or departments; provided that, if, at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or the Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or the Project, then any such taxes, assessments, levies and charges shall be deemed to be included in real property taxes and assessments (real estate taxes and assessments shall also include the reasonable cost to Landlord of contesting the amount, validity, or applicability of any real estate taxes and assessments, but only to the extent such cost does not exceed the savings achieved); (xvii) costs associated with the maintenance of the Building management offices or related facilities in the Building, including the fair rental value of any space occupied for such purposes in the event the Landlord performs such management services itself, or the rental paid to Landlord for such space by any management company in the event that Landlord employs a management company to provide such services (in no event, however, will such management office or related facility exceed two thousand (2,000) square feet); and (xviii) all other reasonable or necessary expenses paid in connection with the operation, maintenance, repair, and cleaning of the Project.

                                             Any cost of expenses of the nature described above shall be included in Operating Expenses for any Lease Year no more than once, notwithstanding that such cost or expenses may fall under more than one of the categories listed above. Operating Expenses shall not be reduced as a result of Tenant performing for itself any of the services that Landlord provides for the Project or the tenants thereof. Landlord may use related or affiliated entities to provide service or furnish materials for the Project, provided the charges therefor are reasonably competitive. The Operating Expenses that vary with occupancy and that are attributable to any Lease Year, including the Base Year, in which less than ninety-five percent (95%) of the rentable area of the Building is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes the Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied by tenants.

                                             In no event shall increases in Tenant’s Share of the controllable Operating Expenses for the Premises exceed six percent (6.0%) above that for the prior year. Controllable Operating Expenses shall be defined as all expenses with the exception of real property taxes and assessments, utilities, insurance.

                                             Notwithstanding any other provision of this Section, the costs and expenses set forth in Exhibit D attached hereto and incorporated herein shall not be included in Operating Expenses.

                                             (4)          Tenant’s Proportionate Share of Operating Expenses shall be payable by Tenant to Landlord as follows:

                                                            (i)            Beginning with the Lease Year following the Base Year and for each Lease Year thereafter, Tenant shall pay Landlord an amount equal to Tenant’s Proportionate Share of the Operating Expenses incurred by Landlord in the Lease Year which exceeds the total amount of Operating Expenses payable by Landlord for the Base Year. This excess is referred to as the “Excess Expenses.”

                                                            (ii)           To provide for current payments of the Excess Expenses, Tenant shall, at Landlord’s request, pay as additional rent during each Lease Year, an amount equal to Tenant’s Proportionate Share of the Excess Expenses payable during such Lease Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first (1st) day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Lease Year, including the Lease Year immediately following the Base Year, and Tenant’s Proportionate Share thereof, and then to make an adjustment in the following Lease Year based on the actual Excess Expenses incurred for that Lease Year.

                                                            (iii)          On or before April 1 of each Lease Year after the first Lease Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (“Expense Statement”) setting forth Tenant’s Proportionate Share of the Excess Expenses for the preceding Lease Year; provided that the failure of Landlord to supply an Expense Statement shall not constitute a waiver of Landlord’s rights to collect for such Excess Expenses; provided, further, that Landlord shall be deemed to have waived its rights to collect for such Excess Expenses to the extent they are not set forth in an Expense Statement delivered to Tenant within nine (9) months after the end of any Lease Year in which such Excess Expenses were incurred. If Tenant’s Proportionate Share of the actual Excess Expenses for the previous Lease Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within thirty (30) business days of the receipt of the statement. If such total exceeds Tenant’s Proportionate Share of the actual Excess Expenses for such Lease Year, then Landlord shall credit against Tenant’s next ensuing monthly installment(s) of the Excess Expenses an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the expiration date of the Term, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 7 shall survive the expiration date of the Term. Tenant’s Proportionate Share of the Excess Expenses in any Lease Year having less than three hundred sixty-five (365) days shall be appropriately prorated.

                                                            (iv)          For a period of three (3) months after receipt of each Expense Statement, Tenant shall be entitled, upon thirty (30) days prior written notice and during normal business hours, at the office of the Building’s property manager or such other place as Landlord shall designate, provided the location must be within a radius of twenty-five (25) miles from the Project, to inspect and examine those books and records of Landlord relating to the determination of the Excess Expenses for the immediately preceding Lease Year. Failure of Tenant to request such inspection within such three (3) month period shall render such Expenses Statement conclusive and binding on Tenant. If, after inspection and examination of such books and records, Tenant disputes the amounts of the Excess Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant (“CPA”) acceptable to both Landlord and Tenant, which shall be compensated on an hourly basis only. If, within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord may designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of the Excess Expenses for the subject Lease Year. If the audit discloses that the amount of the Excess Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated the Excess Expenses for the subject Lease Year by more than three percent (3%), in which case Landlord shall pay all costs and expenses of the audit. Tenant and the CPA shall keep any information gained from such audit confidential and shall not disclose it to any other party. The exercise by Tenant of the audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, the disputed Excess Expenses.

               8.            USE:      Tenant shall use the Premises for the uses set forth in the Basic Lease Information, and shall not use the Premises for any other purposes. Tenant shall be solely responsible for obtaining any necessary governmental approvals of such use. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use, Tenant shall pay to Landlord within thirty (30) days before the date Landlord is obligated to pay a premium on the insurance, or within thirty (30) days after Landlord delivers to Tenant a certified statement from Landlord’s insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium. Landlord reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations that Tenant desires to place in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer for such heavy objects, which shall be prepared at Tenant’s sole cost and expense.

               9.            COMPLIANCE WITH THE LAW: Tenant shall not use the Premises or permit anything to be done in or about the Premises that will in any way violate any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement of any duly constituted public authorities now in force or that may hereafter be enacted or promulgated. In its use of the Premises, Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, including, but not limited to, the Americans with Disabilities Act (“ADA”) of 1990 (42 U.S.C. § 12101 et seq.), any amendment thereto or regulations promulgated thereunder, or state or local ordinances or codes enacted pursuant thereto; or requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted, relating to or affecting the use or occupancy of the Premises; provided that such compliance respecting the design and construction of the Project and the Tenant Improvements shall be the sole responsibility of Landlord. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding any other provision of this Section 9, Landlord warrants to Tenant and agrees that, as of the Commencement Date, the Project and every part thereof and the Tenant Improvements shall comply, and will continue to comply, with all applicable laws and regulations, including, but not limited to, ADA.

               10.          ALTERATIONS AND ADDITIONS AFTER COMMENCEMENT DATE: After the Commencement Date, Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, “Alterations”) to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld; provided, however, if the Alterations would adversely affect the structure or safety of the Building or its electrical, plumbing, HVAC, mechanical or safety systems, or if such Alterations would create an obligation on Landlord’s part to make modifications to the Building, Landlord may withhold its consent in its sole and absolute discretion. Notwithstanding the foregoing, without the prior consent of Landlord, but with prior notice to Landlord, Tenant shall be entitled to make Alterations within the Premises, provided that (i) the cost of construction of such Alterations does not exceed Fifty Thousand and No/100ths Dollars ($50,000.00) per project in the aggregate, and (ii) does not affect the structure or mechanical systems of the Building, and (iii) Tenant otherwise complies with the provisions of this Section. All Alterations shall comply with all applicable laws, statutes and ordinances, which include, but are not limited to, ADA. Any Alterations to or of said Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and trade fixtures, shall, on the expiration of the Term, become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. However, Landlord shall provide written notice to Tenant prior to the construction of such Alteration whether Tenant will be required to remove such Alteration and restore the Premises to its original condition as of the Commencement Date upon the expiration of the Term. If Landlord so states, Tenant, at its own cost, shall restore the Premises to its original condition as of the Commencement Date upon the expiration of the Term. Upon Landlord’s approval of the requested Alterations, Tenant shall secure all necessary permits, if applicable. Before Landlord’s consent to such Alterations, Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its facade. As a condition to its consent, Landlord may request adequate assurance that all contractors who will perform such work have in force worker’s compensation and such other employee and public liability insurance as Landlord deems necessary. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, completed to the satisfaction of Landlord, and the contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. If Tenant makes any Alterations to the Premises as provided in this Section, the Alterations shall not be commenced until ten (10) business days after Landlord has received notice from Tenant stating the date the installation of the Alterations is to commence so that Landlord can post and record an appropriate notice of non-responsibility.

               11.          REPAIRS AND MAINTENANCE:

                              (a)          Except as otherwise provided elsewhere in this Lease, Tenant shall, at Tenant’s sole cost and expense, repair and maintain (i) the nonstructural portions of the Premises (including, but not limited to, all fixtures, electrical lighting, ceilings and flooring coverings, windows, doors, plate glass, skylights, and interior walls within the Premises); : and (ii) all Premises Systems (as defined below). In addition, Tenant shall be responsible for all repairs made necessary by negligence or wrongful acts of Tenant or Tenant’s invitees. Tenant acknowledges that Landlord shall have no obligation to maintain, repair or replace any telecommunications or computer cabling or wiring which is located in the Premises or which exclusively serves the Premises (collectively, “Cabling”). Tenant shall, at Tenant’s expense, contract with any reputable contractor to maintain the Cabling; provided, however, that Landlord may, at Landlord’s option and upon thirty (30) days’ written notice to Tenant, undertake the responsibility for the maintenance of some or all of the Cabling, in which event the cost of such maintenance may be included as an “Operating Expense.” Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except as specifically set forth in this Lease. Under no circumstances shall Tenant make any repairs to the Building or to the mechanical, electrical or heating, ventilating or air conditioning systems of the Premises or the Building, unless such repairs are previously approved in writing by Landlord. Tenant waives the provisions of Sections 1931(1), 1941 and 1942 of the California Civil Code, and any similar or successor law regarding Tenant’s right to make repairs and deduct expenses of such repairs from the Rent due under this Lease. For purposes of this Lease, the term “Base Building Systems” means all systems and equipment (including plumbing, HVAC, electrical, fire/life safety, elevator, and security systems) that serve the entire Building or portions of the Building other than simply the Premises, excluding all Premises Systems. For purposes of this Lease, the term “Premises Systems” means all systems and equipment that serve only the Premises, regardless of whether such systems or equipment are located within or outside the Premises.

                              (b)          If there is any conflict or inconsistency between subpart (a) and this subpart (b) of this Section 11, this subpart (b) shall control. Landlord shall be responsible for maintaining and repairing, including replacements as needed to maintain the Project as a Class A downtown office facility, (i) the structural portions of the Premises; (ii) the portions of the Project located outside the Premises (including, but not limited to, the structural portions of the Building, its roof, outside walls, and foundation); (iii) the Base Building Systems located outside the Premises; (iv) the exterior portions of the Project (including, but not limited to, all landscaping, driveways, parking structure, fences, signs, and sidewalks); and (v) all of the Project Common Areas, including, but not limited to, the parking facilities serving the Building. Landlord shall be entitled to approve the sealing of any roof penetrations caused by Tenant Improvements.. Except as otherwise provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes that Landlord is required or permitted by this Lease or by any other tenants’ lease or required by law to make in or to any portion of the Building or the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business at the Premises. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant thirty (30) days’ written notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work within such time period and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Prime Rate plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum amount then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such work. For the purpose of this Lease, the “Prime Rate” shall mean the rate, or base rate, reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first date on which The Wall Street Journal is published in the month preceding the month in which the subject costs are incurred.

               12.          WASTE: Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties or to other tenants of the Building.

               13.          LIENS: Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may, at its election, and upon ten (10) days’ notice to Tenant, remove any liens, in which case Tenant shall pay to Landlord the cost of removing the lien, including reasonable attorneys’ fees. Landlord shall have the right at all times to post on the Premises any notices permitted or required by law for the protection of Landlord, the Premises, the Building or the Project from mechanics’ and materialmen’s liens.

               14.          UTILITIES AND SERVICES:

                              (a)          Landlord agrees to furnish to the Premises during the Business Hours, subject to the conditions and in accordance with the standards set forth in writing by Landlord from time to time during the term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, water for lavatory and drinking purposes, heat and air conditioning required in Landlord’s reasonable judgment for the comfortable use and occupation of the Premises, and elevator service by non-attended automatic elevators. In addition, Landlord agrees to provide janitorial service to the Premises five (5) days a week, during such hours and days as Landlord may schedule, in its reasonable discretion, but not within the Business Hours except for emergencies during which janitorial services must be provided during Business Hours. Janitorial services shall be provided in accordance with the specifications set forth in Exhibit F attached hereto and made a part hereof. Tenant acknowledges and agrees that Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant’s carelessness. Landlord’s obligation regarding any heating, ventilation and air conditioning (“HVAC”) and electrical systems shall be limited to the Building’s standard central HVAC and electrical systems, and Landlord shall have no obligation to maintain or repair any HVAC or electrical system that has been installed to accommodate Tenant’s specific use of the Premises (provided, however, that any contractor retained by Tenant to maintain or repair any such HVAC or electrical system shall be subject to Landlord’s reasonable approval). Landlord shall not be obligated to service, maintain, repair or replace any system or improvement in the Premises that has not been installed by Landlord at Landlord’s expense. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character or for any other causes. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the temporary interruption or failure of any services to be provided under this Lease whenever such interruption or failure is not the fault of Landlord as set forth above in the Section.

                              (b)          If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected by any unusual lights, machines or equipment used by Tenant in the Premises, or by the occupancy of the Premises by more persons than are contemplated by the design criteria of the HVAC systems, then Landlord shall have the right to install machines or equipment that Landlord reasonably deems necessary to restore temperature balance, including modifications to the standard air conditioning equipment and electrical systems serving the Premises. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

                              (c)          Tenant acknowledges and agrees that Tenant’s use of the Premises during Non-Business Hours imposes additional burden on the Project’s HVAC. Accordingly, Non-Business Hours use of HVAC will be made available to Tenant through an access or override switch accessible to Tenant from the Premises and will be billed as an after-hours rent assessment. After-hours use of HVAC will be monitored and such costs will be payable by Tenant to Landlord upon demand (a minimum two (2) hour charge will be due for any such after-hours usage), on an hourly basis at the then prevailing rate (“Prevailing Rate”) established by the Landlord in its reasonable discretion. Landlord and Tenant acknowledge and agree that, as of the date of execution of this Lease, the Prevailing Rate for use of the Premises during Non-Business Hours is: (i) Thirty Five and No/100ths Dollars ($35.00) per hour for the entire Premises. The Prevailing Rate is subject to change, based upon changes in the cost of providing HVAC to the Premises.

                              (d)          Tenant shall not, without the prior consent of Landlord, connect to the utility systems of the Building any apparatus, machinery or other equipment except typical office machines and devices such as, but not limited to, duplicating (reproduction) equipment, HVAC, computers, mini- and micro-computers, servers, printers, PCUs and electric typewriters, word processors, telecopy and facsimile machines, communications equipment and vending machines, standard kitchen appliances, including, but not limited to, refrigerators and microwave ovens. Nor shall Tenant, without the prior written consent of Landlord, connect to any electrical circuit in the Premises any apparatus or equipment with power requirements that exceed the designed electrical capacity of the Premises. Tenant shall not, without the prior consent of Landlord, connect to any dedicated electrical circuit in the Premises electrical apparatus or equipment of any type having in the aggregate electrical power requirements in excess of two (2) amps per outlet. Notwithstanding Landlord’s consent to such excess loading of circuits, Tenant shall pay the cost of any additional or above-standard capacity electrical circuits necessitated by such excess loading circuits and the installation thereof.

                              (e)          All sums payable hereunder by Tenant for additional services or for excess utility usage shall be payable within thirty (30) days after written request from Landlord, including reasonable supporting documentation; except that Landlord may require Tenant to pay monthly for the estimated cost of Tenant’s excess utility usage if such usage occurs on a regular basis, and such estimated amounts shall be payable in advance on the first day of each month.

                              (f)           Notwithstanding any other provision of this Section 14, Landlord shall supply HVAC with a temperature of fifty-six (56 F) degrees at the Base Building shaft and air at 1.75 CFM/USF with 20 CFM of outside air per person based upon one person per 100 usable square feet. The heating system shall be capable of maintaining seventy-two (72 F) degrees based on the lowest typical winter temperatures in the area. Temperature controls/thermostats shall be located within Tenant’s suite, and Tenant shall have exclusive control of temperature within Tenant’s suite and Tenant’s computer room. Notwithstanding any other provision of this Section 14, Landlord guarantees electricity available to Tenant and for office equipment that is usual and customary for Tenant’s business up to 6 watts/RSF, including, but not limited to, duplicating (reproduction) equipment, HVAC, computers, mini- and micro-computers, servers, printers, PCUs and electric typewriters, word processors, telecopy and facsimile machines, communications equipment and vending machines, standard kitchen appliances, including, but not limited to, refrigerators and microwave ovens, some of which will require separate electrical circuits.

               15.          ASSIGNMENT AND SUBLETTING:

                              (a)          Except as otherwise provided in this Section 15, Tenant shall have the right, subject to Landlord’s approval of non-related third parties, which approval shall not be unreasonably withheld, to assign, mortgage, pledge, encumber, or transfer Tenant’s interests under this Lease, and to sublease all or any portion of the Premises and/or Tenant’s allocated parking spaces upon such term and conditions as Tenant may choose, and no such assignment, mortgage, pledge, encumbrance, transfer, or subletting shall relieve Tenant of any of its obligations under this Lease. Tenant shall remain the party primarily responsible to Landlord under this Lease with respect to the Premises, regardless of such assignment, mortgage, pledge, encumbrance, transfer, or subleasing. Except as otherwise provided in this Section 15, Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default.

                              (b)          Notwithstanding any other provisions of this Section 15:

                                             (1)          Tenant may assign this Lease or sublet the Premises or a portion thereof, without Landlord’s consent, but with prior written notice, to any corporation, partnership, individual or other entity which controls, is controlled by or is under common control with Tenant; or to any corporation, partnership, individual or other entity, resulting from the merger or consolidation with Tenant; or to any person or entity that acquires all of the assets of Tenant’s business going concern, provided that (i) the assignee or subtenant assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises remains unchanged;

                                             (2)          Tenant may sublet offices and secretary bays within the Premises to service professionals and private business people (e.g., attorneys, accountants, engineers, and lobbyists) without Landlord’s consent; provided that no such subletting shall require the installation of any separate entrances, additional demising walls, or reception areas within the Premises.

                              (c)          If, at any time, or from time to time, during the Term, Tenant desires to assign this Lease with respect to, or to sublet, all or any part of the Premises, in a transaction requiring Landlord’s consent as set forth elsewhere in this Section 15, then at least fifteen (15) business days prior to the date when Tenant desires the assignment or subletting to be effective (the “Transfer Date”), Tenant shall give Landlord a notice (the “Transfer Notice”) which shall set forth the name, address and business of the proposed assignee or subtenant, information (including financial statements and references) concerning the character of the proposed assignee or subtenant, in the case of a proposed sublease, a detailed description of the space proposed to be sublet, which must be a single, self-contained unit (the “Space”), any rights of the proposed assignee or subtenant to use Tenant’s improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require, and if Landlord promptly requests additional detail, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional detail.

                              (d)          When Landlord receives a Transfer Notice, Landlord shall be permitted to consider any reasonable factor in determining whether or not to withhold its consent to a proposed assignment or sublease, and Landlord shall make such determination within fifteen (15) business days following Landlord’s receipt of the Transfer Notice. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:

                                             (1)          The proposed use by the transferee shall (i) comply with Tenant’s permitted use, (ii) be consistent with the general character of businesses carried on by tenants of a first-class office building, (iii) not increase the likelihood of damage or destruction, (iv) not increase the density of occupancy of the Premises or increase the amount of pedestrian and other traffic through the Building to a level inconsistent with Class A downtown office space, (v) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building, (vi) not require new tenant improvements incompatible with then-existing Building systems and components, (vii) unless paid by Tenant, not require Landlord to make modifications to the Building outside of the Premises (in order, for example, to comply with laws such as the ADA), (viii) not increase the electrical or HVAC usage in the Premises, and (ix) not otherwise have or cause a material adverse impact on the Premises, the Building, the Project, or Landlord’s interest therein;

                                             (2)          The proposed transferee shall not be a foreign or domestic governmental entity; and

                                             (3)          If Landlord has vacant space at the Building suitable for such proposed transferee, the proposed transferee shall not be an existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing, or with whom Landlord has had any dealings within the previous six (6) months, with respect to the leasing of space in the Building, and with whom Landlord has or had a letter of intent, term sheet, request for leasing proposal, or other written and delivered evidence, whether or not executed by both parties, of prospective terms and conditions for leasing such space; provided that such person or entity is listed on a written notice given by Landlord to Tenant within ten (10) days after Tenant gives Landlord a written request for the identities of all such persons or entities.

                              (e)          Provided Landlord has consented to such assignment or subletting as proposed in a Transfer Notice, Tenant shall be entitled to enter into such Assignment or Sublease with the third party identified in the Transfer Notice subject to the following conditions:

                                             (1)          At the time of the transfer, no material event of default under this Lease shall have occurred and be continuing;

                                             (2)          The assignment or sublease shall be on the same terms set forth in the Transfer Notice given to Landlord;

                                             (3)          No assignment or sublease shall be valid and no assignee or sublessee shall take possession until a copy of the executed assignment or sublease has been delivered to Landlord;

                                             (4)          No assignee or sublessee shall have a right further to assign or sublet without Landlord’s consent thereto in each instance, which consent in the case of a future assignment should not be unreasonably withheld;

                                             (5)          Any assignee shall have assumed in writing the obligations of Tenant under this Lease;

                                             (6)          Any subtenant shall have agreed in writing to comply with all applicable terms and conditions of this Lease with respect to the Space;

                                             (7)          In the event Tenant sublets greater than twenty-five percent (25%) of the entire Premises, Tenant shall deliver to Landlord fifty percent (50%) of any excess rent within thirty (30) days of Tenant’s receipt thereof pursuant to such subletting. As used herein, “excess rent” shall mean any sums or economic consideration received by Tenant pursuant to such subletting in excess of the amount of the Rent and all other monetary obligations and liabilities of Tenant under this Lease; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, tenant improvement work, reasonable attorneys’ fees, reasonable marketing expenses, and other reasonably incurred costs and expenses, in conjunction with such sublease; and

                                             (8)          In the event Tenant assigns this Lease, Tenant shall deliver to Landlord fifty percent (50%) of any excess payment within thirty (30) days of Tenant’s receipt thereof pursuant to such assignment. As used herein, “excess payment” shall mean the amount of payment received for such assignment of this Lease in excess of the Rent and all other monetary obligations and liabilities of Tenant under this Lease; provided that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, tenant improvement work, reasonable attorneys’ fees, reasonable marketing expenses, and other reasonably incurred costs and expenses, in conjunction with such assignment.

                              (f)           No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and any such actions shall not relieve Tenant of liability under this Lease.

               16.          INDEMNITY AND EXCULPATION:

                              (a)          Tenant shall indemnify, defend, protect and hold harmless Landlord and its officers, directors, employees, members, partners, owners, or other affiliates (collectively, “Affiliates”) against and from all claims, damages and liabilities, arising from Tenant’s use of the Premises or the conduct of Tenant’s business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Project, and shall further indemnify and hold harmless Landlord and the Affiliates against and from any and all claims, damages and liabilities, directly arising from any act or negligence of Tenant, and from all and against all costs, attorneys’ fees, expenses, and liabilities reasonably incurred by Landlord in defending itself or its Affiliates against any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Landlord or its Affiliates by reason of any such claim; provided that Tenant shall have the right to choose and engage legal counsel to defend Landlord and its Affiliates, subject to Landlord’s reasonable approval of counsel chosen by Tenant, and to reasonably control the prosecution of such defense and all settlement negotiations and agreements. Tenant, as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, except that Tenant shall not assume any risk for damage resulting from the negligence or willful misconduct of Landlord.

                              (b)          Except for the negligence or willful misconduct of Landlord, its agents, employees and contractors, Landlord shall not be liable for, and there shall be no abatement of rent for, (i)  loss of or damage to any property by theft or any other wrongful or illegal act, or (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, or (iii) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Property. The parties agrees that in no case shall Landlord or Tenant ever be responsible or liable on any theory for any injury to Tenant’s or Landlord’s business, loss of profits, loss of income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (a) the occurrence of a fire or accident in the Premises or in the Building, or (b) the discovery of any defect therein or in the fixtures or equipment thereof. Notwithstanding any other provision of this Lease to the contrary (including Section 7, which permits Landlord to pass through security costs as an “Operating Expense”), Tenant waives any claims based on damage or injury resulting from Landlord’s failure to police or provide security for the Property.

               17.          DAMAGE TO PREMISES OR BUILDING: All injury to the Premises or the Building caused by moving the property of Tenant or its employees, agents, guests or invitees into, in or out of the Building shall be repaired as determined by Landlord at the expense of Tenant.

               18.          TENANT’S INSURANCE:

                              (a)          All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies that are rated by Best Insurance Reports as A:VII or better and acceptable to Landlord and Landlord’s lender and licensed or authorized to do business in the State of California. Each policy shall name Landlord, Affiliates to the extent that insuring Affiliates does not unreasonably increase the premium for the policy, Landlord’s property manager for the Project, and at Landlord’s request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a separation of insureds condition, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord, and (iii) with respect to property insurance, a waiver by the insurer of any right of subrogation against Landlord or against Affiliates, to the extent no additional premium is charged for such waiver as to Affiliates, that arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord or any of its Affiliates. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is given possession of the Premises, and thereafter, within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable, materially changed or reduced in coverage except after thirty (30) days’ written notice to Landlord and Landlord’s lender. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums, which shall be payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

                              (b)          Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of property insurance covering Tenant’s trade fixtures, merchandise and other personal property from time to time, in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against the risk of fire and so-called “extended coverage,” but excluding flood and earthquake. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds shall be paid to Tenant.

                              (c)          Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect standard workers’ compensation and employer’s liability insurance and standard commercial general liability insurance that includes coverage for personal injury, death, and property damage. The commercial general liability policy should be procured and maintained with not less than Two Million and No/100ths Dollars ($2,000,000.00) per occurrence combined single limit for bodily injury, personal injury and property damage liability. If such insurance covers more than one location, and general aggregate limit shall apply on a per location basis.

                              (d)          Tenant agrees to obtain certificates of insurance evidencing commercial general liability insurance, including completed operations and XCU coverage, and workers’ compensation insurance and employer’s liability insurance from any contractors or subcontractors engaged in repairs or maintenance to the Premises during the Term. Such liability insurance must be for minimum limits of One Million and No/100ths Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury including death and property damage liability.

                              (e)          Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against and payment is made under any insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation as contained in this Lease.

               19.          AD VALOREM TAXES: Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all Tenant’s leasehold improvements, equipment, furniture, fixtures, and personal property located in the Premises, except that which has been paid for by Landlord. In the event any or all of such Tenant’s leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property with supporting documentation.

               20.          WAIVER: No delay or omission in the exercise of any right or remedy of Landlord or Tenant on any default by Tenant or Landlord shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No act or conduct of Landlord, including without limitation the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Prior to the scheduled expiration of the Term, only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish an early termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. The review, approval, or inspection by Landlord of any item to be reviewed, approved, or inspected by Landlord under the terms of this Lease shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

               21.          ENTRY BY LANDLORD: Landlord reserves, and shall at any and all reasonable times, with reasonable notice, have, the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to maintain and repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures, where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claims for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and excluding individual office doors and other doors that Tenant regularly keeps locked during Non-Business Hours to comply with confidentiality requirements of clients, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in the event of an emergency (as determined by Landlord or its employees or representatives acting in good faith), in order to obtain entry to the Premises without liability to Landlord. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. Notwithstanding any other provisions of this Section, Landlord’s right of entry and inspection shall be subject to coordination with Tenant to avoid entry that would activate Tenant’s security system and that would avoid any violation of federal and state banking regulations.

               22.          CASUALTY DAMAGE: During the Term hereof, if the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such fire or other casualty), (i) if such damage cannot be repaired within ninety (90) days thereafter, as reasonably determined by Landlord, (ii) if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire or reduce such mortgage debt, or (iii) if such damage is not covered by insurance carried by Landlord, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord elects to repair the Premises and/or the Building, Landlord shall within sixty (60) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant’s furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building. Tenant shall not be entitled to any compensation or damages from Landlord, and Landlord shall not be liable, for any loss of the use of the whole or any part of the Premises, the Building, Tenant’s personal property, or any inconvenience or annoyance occasioned by such loss of use, damage, repair, reconstruction or restoration, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a diminution of Rent on a square footage basis during the time and to the extent the Premises are unfit or unavailable for occupancy. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the negligence of Tenant, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds; provided, however, that Landlord’s property insurance on the Project shall be for no less than the full replacement value thereof, including, but not limited to, the Tenant Improvements, with no co-insurance liability and with the insurer waiving subrogation as against Tenant. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Building, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises; provided that Tenant may, by written notice to Landlord, terminate this Lease if and when the Premises and access to the Premises have not been fully restored within sixty (60) days after any damage by fire or other casualty. Except as otherwise provided in this Section 22, Tenant hereby waives the provisions of Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code.

               23.          CONDEMNATION:

                              (a)          If the whole of the Building or Premises should be condemned, this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than substantially the whole of the Building or the Premises is thus taken or sold, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by written notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the date of such taking, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If, upon any such condemnation of less than substantially the whole of the Building or the Premises, this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned, and Landlord shall, at Landlord’s sole expense, restore and reconstruct the remainder of the Building and the Premises to substantially their former condition to the extent that the same, in Landlord’s reasonable judgment, may be feasible, but such work shall not exceed the scope of the work done in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Premises. Subject to the rights of any mortgagee under a mortgage or deed of trust covering the Building, Landlord shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises or Building, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Tenant or to any person claiming through or under Tenant, Tenant hereby irrevocably assigns to Landlord all of its rights, title and interest in and to any such awards. No portion of any such award or awards shall be allocated to or paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Tenant’s unamortized costs of leasehold improvements. The foregoing notwithstanding, Tenant shall be entitled to, and Landlord shall have no interest in, that portion of any such award that is attributable to Tenant’s fixtures and equipment which are condemned as part of the property taken but which Tenant would otherwise be entitled to remove, or is attributable to loss by Tenant of business good will or to Tenant’s moving expenses. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation (including, without limitation, Sections 1265.120 and 1265.130 of the California Code of Civil Procedure), to terminate or petition to terminate this Lease upon partial condemnation of the Premises or Building, and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.

                              (b)          Landlord may, without any obligation or liability to Tenant and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor the Premises or portion thereof sought by the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without first requiring any trial or hearing thereof (and Landlord is expressly empowered to stipulate to judgment therein), free from this Lease and the rights of Tenant hereunder.

                              (c)          If all or any portion of the Premises is condemned or otherwise taken for a period (i) of less than sixty (60) days, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms and covenants of this Lease; provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking, or (ii) of sixty (60) days or more, Tenant shall have the right to terminate this Lease by providing written notice of such election within thirty (30) days of such condemnation, in which case Rent shall be abated as of the date of such condemnation.

                              (d)          The words “condemnation” or “condemned” as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body agency or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

               24.          TENANT’S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                              (a)          The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of five (5) days after the due date; provided that, with respect to any Rent other than Base Rent, Tenant shall not be in default for failure to make the payment unless and until Tenant fails to make the payment with in ten (10) days after Tenant’s receipt from Landlord of written notice and demand for payment.

                              (b)          Tenant’s failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently prosecutes such cure to completion.

                              (c)          The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

                              (d)          The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligation under this Lease.

               25.          REMEDIES FOR TENANT’S DEFAULT: In the event of Tenant’s default, Landlord may:

                              (a)          Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

                                             (1)          the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

                                             (2)          the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                                             (3)          the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus

                                             (4)          any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of re-letting including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease); plus

                                             (5)          such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                              As used in Subsections (1) and (2) above, the “worth at the time of the award” shall be computed by allowing interest at the lesser of a rate that is equal to the Prime Rate, plus two (2) percentage points, per annum, or the maximum rate permitted by law per annum. As used in Subsection (3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                              (b)          Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due.

                              (c)          Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

                              (d)          Cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of the Prime Rate plus two percent (2%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

                              The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than a failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

               26.          SURRENDER OF PREMISES: On expiration of this Lease, or within five (5) days after the earlier termination of the Term, Tenant shall surrender to Landlord the Premises in good condition (except for ordinary wear and tear, repair and maintenance which is the obligation of Landlord, and destruction to the Premises covered by Section 22). Tenant shall remove all its personal property within the above-stated time. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property within the time periods stated in this Paragraph.

                              Landlord may elect to retain or dispose of in any manner any alterations or any of Tenant’s personal property that Tenant does not remove from the Premises on expiration or termination of the term as allowed or required by this Lease by giving at least ten (10) days’ notice to Tenant. Title to any such alterations or any of Tenant’s personal property that Landlord elects to retain or dispose of on expiration of the ten (10) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations or any of Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing, and disposing of any alterations or any of Tenant’s personal property.

               27.          DEFAULT BY LANDLORD:

                              (a)          Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within twenty (20) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such twenty (20)-day period and thereafter diligently prosecute the same to completion. In no event shall Landlord be liable to Tenant for loss of profits, business interruption, or consequential damages if Landlord performs its obligations within the time periods specified in this Paragraph.

                              (b)          Tenant agrees to give any mortgagee and/or trust deed holders, by registered mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while remedies are being so diligently pursued.

               28.          PARKING: Tenant shall be entitled throughout the Term to the use of up to four (4) parking spaces located in the Building’s parking facilities for the use of its employees. Tenant shall also be entitled to the use of two (2) reserved parking spaces on the 1st (ground) level of the Building’s parking facility throughout the Term and any extension thereof for use by its clients/visitors at the then current reserved parking rate. The location of these two (2) reserved parking spaces shall be further described in Exhibit G. The current monthly cost of parking shall be $190.00 per month for reserved and $155.00 per month for unreserved parking spaces. Tenant shall be entitled to twenty five percent (25%) of their parking space to be reserved or (1) reserved parking space and three (3) unreserved parking spaces. Tenant’s parking requirements in excess of their allotment defined above shall be given priority over non-tenants requesting parking in the Building’s parking facility. Tenant agrees to cooperate with Landlord and other tenants of the Building in the use of the parking facilities. Landlord shall have the right, in addition to pursuing any other legal remedy available, to tow any vehicle belonging to Tenant or Tenant’s employees that is not in compliance with the regulations for the parking facility then in effect if a violation continues after the first (1st) notice of such violation, at the expense of Tenant; nothing in this Lease, however, shall require Landlord to tow parked cars or take other actions to free occupied spaces for Tenant’s use. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to injury or damage to the vehicles of Tenant or Tenant’s customers or employees that park in the parking areas of the Project, except for such loss or damage as may be caused by Landlord’s negligence or willful misconduct.

               29.          ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time upon not less than twenty (20) days’ prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Rent is paid in advance, if any; (b) certifying that the Premises have been accepted by Tenant; (c) confirming the Commencement Date and the expiration date of the Term; (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed, and (e) such other matters reasonably requested by Landlord. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

               30.          SALE OF THE PROJECT: In the event of any sale of the Project, Landlord shall be and hereby is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease and the purchaser, at such sale or any subsequent sale of the Premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord will transfer the Security Deposit and prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

               31.          SUBORDINATION, ATTORNMENT:

                              (a)          This Lease is and shall be subordinate to any mortgage or deed of trust securing an obligation of Landlord now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant, except that, with respect to any mortgage or deed of trust placed of record after the date of this Lease, such subordination shall be effective only if and when Tenant receives an executed non-disturbance agreement as set forth in subpart (d) of this Section 31. If any mortgagee or trustee shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage or deed of trust, or the date of recording thereof.

                              (b)          In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Landlord under this Lease.

                              (c)          Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be.

                              (d)          Landlord agrees that Tenant’s obligations to subordinate, and any otherwise automatic subordination of Tenant’s rights under this Lease, to any future mortgage or deed of trust shall be conditioned upon Tenant’s receipt of a non-disturbance agreement from the party requiring such subordination (which party is referred to for the purposes of this Section as the “Superior Lienor”). Such non-disturbance agreement shall provide, at a minimum, that Tenant’s possession of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods. Landlord’s obligation with respect to such a non-disturbance agreement shall be limited to obtaining the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a non-disturbance agreement.

               32.          AUTHORITY OF TENANT: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

               33.          BROKER: Landlord and Tenant each warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease except for the broker or brokers listed in the Basic Lease Information of this Lease (“Broker”), and it knows of no other real estate broker or agent who is entitled to a commission in connection with the Lease. Landlord agrees to pay any commission to which Broker is entitled in connection with this Lease. Tenant agrees to indemnify and defend Landlord and hold Landlord harmless from any claims for brokerage commissions arising out of any discussion allegedly had by Tenant with any broker other than Broker. If the Broker has acted as the Broker for both the Landlord and Tenant in connection with the negotiation and execution of this Lease, by execution hereof, Landlord and Tenant acknowledge and agree that Broker has made a full disclosure of its representation of both Landlord and Tenant, and that Landlord and Tenant consent and approve of Broker’s dual representation of their interests in connection with this transaction.

               34.          HOLDING OVER: Upon termination of the Lease or expiration of the Term, if Tenant retains possession of the Premises without Landlord’s written consent first had and obtained, then Tenant’s possession shall be deemed a month-to-month tenancy upon all of the terms and conditions contained in this Lease. The Base Rent portion of the Rent in effect as of the termination of the Lease shall continue for a sixty (60) day period, after which Rent shall be increased to one hundred and twenty percent (120%) of the amount of the Base Rent portion of the Rent. Rent, as adjusted pursuant to this Section, shall be payable in advance on or before the first (1st) day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days’ advance written notice of the date of termination.

               35.          RULES AND REGULATIONS: Tenant shall faithfully observe and comply with the reasonable and written rules and regulations that Landlord shall from time to time promulgate and deliver to Tenant. Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy to them to Tenant (a copy of the present Rules and Regulations is attached hereto as Exhibit E). Landlord shall use its reasonable efforts to enforce compliance with such rules, but shall not be responsible to Tenant for the non-performance of any of said rules by other tenants or occupants.

               36.          OTHER RIGHTS RESERVED BY LANDLORD: In addition to any other rights contained in this Lease, Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent:

                              (a)          To install, affix and maintain any and all signs on the exterior and interior of the Building.

                              (b)          To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

                              (c)          To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord, unless such vending or dispensing machines are for the exclusive use of Tenant’s employees, visitors, and representatives, in which case no Landlord consent shall be required.

                              (d)          To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, layout and nature of the Project Common Area and facilities and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of Project Common Area, provided that access to and from the Premises is not impaired thereby.

               37.          HAZARDOUS MATERIALS:

                              (a)          For the purpose of this Section and this Lease, the following terms are defined as follows:

                                             (1)          “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only and without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including for example only and without limitation, gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                                             (2)          “Environmental Requirements” shall mean all present and future governmental statutes, codes, ordinances, regulations, rules, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                                             (3)          “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials by Tenant or its officers, employees, contractors, assignees, sublessees, agents or invitees.

                                             (4)          “Environmental Losses” shall mean all costs and expenses of any kind, damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and any loss of use or adverse effects on the use of any portion of the Premises, Building or Project.

                              (b)          No Hazardous Materials shall be Handled at or about the Premises, Building or Project without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, for example, copier fluids and cleaning supplies, may be used and stored at the Premises without Landlord’s prior written consent. Tenant’s activities at or about the Premises, Building or Project and the Handling of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises, Building or Project all Hazardous Materials Handled at the Premises, Building or Project (but Tenant shall not be required to remove, or have any liability whatsoever with respect to any Hazardous Materials not in any way Handled or disturbed by Tenant or Tenant’s Representatives). Tenant shall keep Landlord fully and promptly informed of all Handling of Hazardous Materials.

                              (c)          Tenant covenants and warrants that it shall, at its own expense, promptly take all actions required by any governmental agency or entity in connection with the Tenant’s Handling of Hazardous Materials at or about the Premises, Building or Project, including, without limitation, inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with Landlord’s use, operation, leasing and sale of the Project and other tenants’ quiet enjoyment of their premises in the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling of Hazardous Materials at or about the Premises, Building or Project. Tenant shall remove at its own expense, by bond or otherwise, all liens or charges of any kind filed or recorded against the Premises, Building or Project in connection with the Handling of Hazardous Materials, within ten (10) days after the filing or recording of such lien or charge, and if Tenant fails to do so, Landlord shall have the right, but not the obligation, to remove the lien or charge at Tenant’s expense in any manner Landlord deems expedient.

                              (d)          Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so. If Landlord reasonably believes that Hazardous Materials have been Handled inappropriately at the Premises, Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding the same. Tenant shall pay the reasonable costs of Landlord’s consultants’ fees and all reasonable costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

                              (e)          Landlord warrants and represents to Tenant that the Project and every part thereof is, as of the Commencement Date, in compliance with all Environmental Requirements.

                              (f)           Tenant agrees to indemnify, defend and hold harmless Landlord and its partners and their directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including, without limitation, reasonable attorneys’ and consultants’ fees and costs, incurred at any time by Landlord from or in connection with the Tenant’s Handling of Hazardous Materials at or about the Premises, Building or Project or Tenant’s failure to comply with all Environmental Requirements with respect to the Premises.

                              (g)          Landlord agrees to indemnify, defend and hold harmless Tenant from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including, without limitation, reasonable attorneys’ and consultants’ fees and costs, incurred at any time by Tenant resulting from claims, costs and liabilities with respect to Hazardous Materials that are either (i) caused by Landlord (to the extent not caused or contributed to by Tenant), or (ii) existing as of the Commencement Date.

                              (h)          The respective obligations of each party under this Section shall survive the expiration or termination of this Lease.

               38.          GENERAL PROVISIONS:

                              (a)          Plats and Riders: Clauses, plats, and riders, if any, signed by the Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

                              (b)          Joint Obligation: If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

                              (c)          Marginal Headings: The marginal headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                              (d)          Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

                              (e)          Quiet Possession: Upon Tenant paying the Rent reserved hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

                              (f)          Prior Agreements and Amendments: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

                              (g)          Inability to Perform: This Lease and the obligations of Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations or furnish services and utilities hereunder or is delayed in doing so, if such inability or delay is caused by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, governmental laws or regulations, governmental requests for the general public welfare, or other causes beyond the reasonable control of Landlord.

                              (h)          Jury Trial: The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage.

                              (i)          Limitation on Liability: In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

                                             (1)          Tenant’s sole and exclusive recourse shall be against Landlord’s interest in the Project. Tenant shall not have any right to satisfy any judgment which it may have against Landlord from any other assets of Landlord;

                                             (2)          No partner, stockholder, director, officer, employee, beneficiary or trustee (collectively, “Partner”) of Landlord or Tenant shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord);

                                             (3)          No service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord);

                                             (4)          No Partner of Landlord shall be required to answer or otherwise plead to any service of process;

                                             (5)          No judgment will be taken against any Partner of Landlord or Tenant;

                                             (6)          Any judgment taken against any Partner of Landlord may be vacated and set aside at any time nunc pro tunc;

                                             (7)          No writ of execution will ever be levied against the assets of any Partner of Landlord; and

                                             (8)          These covenants and agreements are enforceable both by Landlord and also by any Partner of Landlord.

                              (j)           Modification for Lender: Intentionally Omitted. See subpart (f) of this Section.

                              (k)          No Construction Against Drafter: The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. If the parties delete any provision appearing in the original draft of this Lease, this Lease will be interpreted as if the deleted language were never a part of this Lease.

                              (l)           Tenant’s Remedies: If any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment, specific performance, or injunction shall be Tenant’s sole right and remedy to resolve by legal action any dispute as to whether Landlord has breached such obligation.

                              (m)         Separability: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

                              (n)          Choice of Law: This Lease shall be governed by the laws of the State in which the Premises are located.

                              (o)          Signs: Tenant shall be entitled to have its name and the names of its partners and employees listed in the electronic lobby directory for the Building and a Tenant suite sign at or near the main entrance to the Premises (collectively, “Standard Signage”). The Standard Signage is subject to Landlord’s review and approval, which approval shall not be unreasonably withheld. Tenant shall not place any other signage (Non-Standard Signage”) upon any portion of the Project or the Premises without Landlord’s prior written consent which Landlord may withhold in its sole, good faith discretion, as to the Project, and in its reasonable discretion, as to the Premises. The cost of any Non-Standard Signage approved by Landlord shall be installed at Tenant’s sole cost and expense. Tenant shall have the right to leave its eyebrow signage on the front of the Building and its parking garage exterior signage on the parking facility until September 1, 2014.

                              (p)          Project Name: Tenant may use the name of the Project in which the Premises are located in all Tenant’s advertising in connection with Tenant’s business at the Premises and for no other purpose, except with Landlord’s consent. Tenant shall not have or acquire any property right or interest in the name of the Project. Landlord reserves the right to change the name, title, or address of the Project or the address of the Premises at any time, and Tenant waives all claims for damages caused by such change.

                              (q)          Late Charges: Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing charges, accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any delinquent installment of Rent or other sums due from Tenant is not received by Landlord within ten (10) days of the date same are due or, if later, at the expiration of any applicable cure period, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

                              (r)           Interest: Notwithstanding any other provisions of this Lease, any installment of Rent or other amounts due under this Lease not paid to Landlord within ten (10) days of the date when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum that is equal to the Prime Rate, plus two (2) percentage points, but not to exceed the highest rate permitted under applicable law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.

                              (s)          Attorneys’ Fees: If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Non-Defaulting Party”) upon demand for any costs or expenses that the Non-Defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs, including attorneys’ fees and costs incurred in any appeal. The losing party in such action shall pay such attorneys’ fees and costs.

                              (t)           Modification: Intentionally Omitted.

                              (u)          Execution: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

                              (v)         Successors and Assigns: Subject to the provisions of Section 15, this Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                              (w)         Waiver of California Code Sections: Notwithstanding any other provision of this Lease and in addition to any waivers that may be contained in this Lease, Tenant waives the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises; Civil Code Sections 1932(1), 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right of repair; and Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasi-public use by statute, by right of eminent domain, or by purchase in lieu of eminent domain; and any right of redemption or reinstatement of Tenant under any present of future case law or statutory provision (including Code of Civil Procedure Sections 473, 1174(c) and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statue specified herein, and this waiver shall apply even though Tenant may be the subject of a voluntary or involuntary petition in bankruptcy.

                              (x)          Force Majeure: In the event a party is delayed, interrupted or prevented from performing any of its obligations under this Lease, including Landlord’s obligations under the Work Letter Agreement, and such delay, interruption or prevention is due to fire, act of God, governmental act, strike, labor dispute, unavailability of materials or any other cause outside the reasonable control of such party (excepting, however, such party’s financial inability), then the time for performance of the affected obligations of such party shall be extended for a period equivalent to the period of such delay, interruption or prevention (but in no event shall the time for performance of any obligation for payment of money be extended pursuant to this provision).

                              (y)         Government Energy or Utility Controls: In the event of imposition of federal, state or local governmental controls, regulations or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby.

                              (z)          Accord and Satisfaction; Allocation of Payments: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease.

                              (aa)        Changes Requested by Lender: Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as those changes do not alter the basic business terms of this Lease or otherwise diminish any rights or increase any obligations of the party from whom consent to such change or amendment is requested.

                              (bb)       Furnishing Financial Statements: In order to induce Landlord to enter into this Lease, prior to the Commencement Date, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with the Lease are, to the best of Tenant’s knowledge, true, correct and complete in all material respects. Such financial statements need not be audited or prepared or reviewed by an accountant. Landlord agrees to treat such financial statements as confidential and to disclose them only as necessary in connection with Landlord’s ownership or sale of the Project or encumbering of Landlord’s interests in the Project to secure Landlord’s obligation to repay borrowed funds.

                              (cc)        Objection to Statements: Intentionally Omitted.

                              (dd)       Recording: Tenant shall not record this Lease or a memorandum thereof, or any other reference to this Lease, without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

                              (ee)        Execution of Lease, No Options: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise created any interest of Tenant in the Premises or any other space within the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

                              (ff)         Guarantors: Intentionally Omitted.

                              (gg)       Public Transportation Programs: Tenant hereby agrees to designate one of its employees to act as a liaison with Landlord to facilitate and coordinate such programs as may be required by governmental agencies to reduce the traffic generated by the Project as required by the City of Sacramento’s Trip Reduction Ordinance or any governmental department, and to facilitate the use of public transportation.

               39.          REMOVAL OF NIGHT DEPOSITORY. Tenant agrees to remove its night depository from the Building lobby by September 1, 2014. Landlord shall be responsible for the work and the cost of renovating the area where the night depository is removed with similar wood paneling as that found in the Building’s lobby.

               40.          CASp INSPECTION: To Landlord’s actual knowledge, the property being leased or rented pursuant to this Lease HAS NOT undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect the Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under this Lease.

               41.          NOTICES: All notices and demands required to be sent to Landlord or Tenant under the terms of this Lease shall be personally delivered or sent by certified mail, postage prepaid or by overnight courier (e.g., Federal Express), to the addresses indicated in the Basic Lease Information, or to such other addresses as the parties may from time to time designate by notice pursuant to this Section. Notices shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice; (ii) if mailed, two (2) days following the date of posting by the U.S. Postal Service; and (iii) if by overnight courier, on the business day following the deposit of such notice with such courier.

               IN WITNESS WHEREOF, this Lease is executed on the dates set forth with the signatures below, but shall be deemed dated, for reference purposes, as of the Lease Date set forth in the Basic Lease Information.

LANDLORD:		TENANT:

520 CAPITOL MALL, INC., a Delaware		American River Bank,
corporation		a California corporation

By:	/s/ John Brennan	By:	American River Bank

Its:	VP/CFO

Date:	02/12/14

		Its:	CFO/EVP

		Date:	02/12/14

EXHIBIT A

DESCRIPTION OF PREMISES

(as currently improved prior to Tenant’s improvements)

EXHIBIT A-1

Tenant space plan

FILES
FILES
SAFE
WORK COUNTER
FILES
FILES
67"H GLASS AT 43"
FILES
67"H GLASS AT 43"
COMP.
WORK COUNTER
REF
67"H GLASS AT 43"
FILES
FILES
one-way
EXISTING WALL – NEW DOORS AND WINDOW
EXISTING GLASS DOOR
COFFEE/COMMU
CABINET
STORAGE CABINET

AMERICAN RIVER BANK
520 CAPITOL MALL – SUITE 200
DRAWN BY INTERIOR SPECIALISTS 1-28-14
layout #1

EXHIBIT B

WORK LETTER AGREEMENT

Ladies and Gentlemen:

                              You (hereinafter called “Tenant”) and we (hereinafter called “Landlord”) are executing simultaneously with this Work Letter Agreement (“Agreement”), a written Lease Agreement (the “Lease”) covering those certain premises more particularly described in Exhibits A and A-1 to the Lease (the “Premises”) in the building addressed at 520 Capitol Mall, Sacramento, California.

                              To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

               1.            DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned to them in the Lease.

               2.            REPRESENTATIVES. Landlord hereby appoints John Brennan and Elizabeth Jones as Landlord’s representative to act for Landlord in all matters covered by this Agreement. Each named Landlord representative has the authority to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints Mitchell Derenzo as Tenant’s representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord’s representative or Tenant’s representative, as the case may be. Neither Landlord or Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of the others, including the other’s architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other party.

               3.            TENANT SPACE PLAN. Prior to the mutual execution of the Lease, Tenant, through its architect or space planner, delivered to Landlord a preliminary space layout and improvement plan for the Premises (“Tenant Space Plan”) for Landlord’s approval. By its execution of this Lease, Landlord approves the Tenant Space Plan.

               4.            TENANT WORKING DRAWINGS. Based upon the approved Tenant Space Plan, Tenant will, through Tenant’s architect or space planner, cause working drawings for the improvements to the Premises (the “Tenant Working Drawings”) to be prepared and delivered to Landlord within thirty (30) days following Tenant’s approval of the Tenant Space Plan. The Tenant Working Drawings will include all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the leasehold improvements including complete detailed plans and specifications for Tenant’s partition layout, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and fire alarm, and finish specifications. It is further agreed that all plans and specifications referred to in this Paragraph 4 above are subject to Landlord’s approval, which Landlord agrees shall be delivered to Tenant within ten (10) days of receipt. Tenant shall be entitled to include a security system in their Premises as part of their Tenant Improvements.

               5.            COST OF CONSTRUCTION AND PLANS. Tenant shall retain their own general contractor and subcontractors reasonably approved by Landlord to construct the improvements to the Premises (“Tenant Improvements”). In connection with the Tenant Improvements to be constructed by Tenant, Landlord shall contribute an amount equal to Twenty Seven and 50/100ths Dollars ($27.50) per square foot of rentable area in the Premises toward the cost of architectural design, working drawings, governmental permits, construction and installation of Tenant Improvements. The balance, if any, of the cost in completing the Tenant Improvements (the “Above-Allowance Work”), shall be paid by Tenant. If the total cost of completing the Tenant Improvements is less than the amount set forth above, any savings shall inure to the benefit of Tenant. Landlord shall not be entitled to any construction supervision or coordination fee for the Tenant Improvements and Tenant shall not be charged during the period of construction for any miscellaneous charges, including parking, utilities, or HVAC.

               6.            CONSTRUCTION CONTRACT AND FINAL COST PROPOSAL. Tenant will deliver to Landlord written notice of the executed construction contract including the final cost proposal within five (5) business days after Tenant receipt. If the total cost of the leasehold improvements is less than the Allowance described in Section 5 above, Tenant shall be entitled to the savings.

               7.            EFFECT OF APPROVAL. Landlord’s approval of Tenant Working Drawings (initial or revised) will constitute Landlord’s acknowledgment that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant. All of the work called for by the Tenant Working Drawings will be performed by one or more qualified contractors engaged by Tenant. Following approval of the Tenant Working Drawings, Tenant will submit the Tenant Working Drawings to the City of Sacramento for necessary approvals and building permits. Landlord agrees to cooperate with Tenant and their architect in the process of submitting the Tenant Working Drawings to the City of Sacramento for permit.

               8.            PAYMENT OF THE ALLOWANCE. Upon completion of all work and acceptance by the City of Sacramento of said work, Landlord will pay to Tenant one hundred percent (100.00%) of the Allowance. All amounts payable by Landlord under this Agreement shall be paid Tenant within thirty (30) days of Landlord’s receipt of all appropriate documentation of the completion of the Tenant Improvements including but not limited to the final contractor’s application for payment, all unconditional lien releases from the contractor and their subcontractors/suppliers, and a certificate of occupancy.

               9.            COMPLETION AND RENTAL COMMENCEMENT DATE. Tenant shall be solely responsible for directing its contractor to complete the Tenant Improvements in the applicable time frame to enable Tenant to occupy the Premises by the Commencement Date.

               In the event that Landlord reasonably believes that a delay caused by Tenant or Tenant’s contractor has occurred which will result in the Commencement Date occurring more than six (6) months after the Estimated Delivery Date, then Landlord shall have the right, in addition to any other remedy provided for in the Lease, to terminate this Lease upon written notice to Tenant and thereafter both parties shall be relieved of all obligations under the Lease thereafter accruing.

               10.          PUNCH LIST PROCEDURE. Following Tenant’s Substantial Completion of the leasehold improvements, but prior to the date that Tenant commences its fixturization, Landlord and Tenant shall inspect the Premises and jointly prepare a punch list of agreed upon items of construction remaining to be completed by Tenant. Tenant shall complete the items (except any long-lead items which it will do diligently to completion) set forth in the punch list within thirty (30) days after the preparation of the punch list.

               11.          CHANGE ORDERS. Intentionally omitted.

               12.          CONTRACTOR CONDUCT/SCHEDULE/INSURANCE. Tenant and its representatives shall be solely responsible for Tenant’s contractors conduct in connection their use of the Building’s common areas, restrooms, elevators, truck loading areas and other facilities. Tenant expressly agrees that its contractors shall not play radios, smoke cigarettes, or leave trash in the Premises. Tenant’s contractors shall be entitled to use the Building’s parking garage as any other visitor to the Building.

               Prior to the commencement of any construction in the Premises, Tenant shall provide Landlord’s representative a proposed work schedule for Tenant’s contractors.

                              Tenant shall provide Landlord with appropriate evidence of insurance for all contractors, subcontractors, and other vendors involved in the leasehold improvements prior to commencement of construction. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk. Tenant shall also be liable for all injury, loss or damage to persons or property arising as a result of entry of the Premises by Tenant or its contractors, subcontractors, vendors or representatives. Landlord shall post a notice of non-responsibility on the Premises prior to the start of construction.

               13.          NO ROOF ACCESS. Tenant agrees that neither this Agreement nor the Lease grants Tenant any right of access to the roof of the Building. Should Landlord, in connection with this Agreement or the Lease, agree to mount equipment of any nature on the Building roof, such equipment shall, at Landlord’s option, either be maintained and installed by Landlord, or maintained and installed under Landlord’s direction, unless this Agreement expressly provides otherwise, all at Tenant’s expense. Should this Agreement or the Lease permit Tenant to install any equipment on the roof, any modifications to the roof or the roof’s structure to accommodate that equipment shall be made at Tenant’s sole cost and expense provided Tenant has approved such cost in advance of any such installation.

               14.          EXCESSIVE LOADS. Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building’s designed load (which is 80 pounds per square foot partition load), Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant’s furniture, furnishings or layout, as well as any design, engineering or other professional fees incurred by Landlord in connection with such modifications provided Tenant has approved such cost in advance of any such installation..

               15.          ALTERATIONS. Any alterations or improvements described by Tenant after Landlord’s delivery of the Premises shall be subject to the provisions of the Lease.

               16.          FORCE MAJEURE DELAYS. For purposes of this Agreement “Force Majeure Delays” shall mean any actual delay beyond the reasonable control of Tenant in construction of the Tenant Improvements, which is not a Tenant delay and which is caused by, without limitation, any one or more of the following:

                              (a) Strikes or labor disturbances;

                              (b) War;

                              (c) Fire;

                              (d) Earthquake, flood or other natural disaster;

                              (e) Unusual and unforeseeable delay not within the reasonable control of Tenant or its General Contractor or its General Contractor’s subcontractors (excluding financial inability) in transportation of materials or equipment and the unavailability of reasonable substitutes therefore, provided such items are for Tenant and/or Tenant’s Premises;

                              (f) Casualties; or

                              (g) Governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations) or injunction, permit appeal or court order requiring cessation of construction taking place in the Premises and/or the Project.

                              If the foregoing correctly sets forth our understanding, please sign this Agreement where indicated below.

LANDLORD:		TENANT:

520 CAPITOL MALL, INC., a Delaware
corporation
American River Bank

By:	John Brennan
		By:	/s/ Mitchell A. Derenzo
Its:	VP/CFO
		Its:	CFO/EVP
Date:	2-12-14
		Date:	02/12/14
Address:
		Address:	3100 Zinfandel Drive, Suite 450

Ranch Cordova, CA 95670

EXHIBIT C

FIRST AMENDMENT TO LEASE AND ACKNOWLEDGEMENT

This First Amendment to Lease and Acknowledgement (Address:__________________--) is made as of _______________, 20__, with reference to that certain Lease Agreement (“Lease”) by and between 520 Capitol Mall Inc., a Delaware corporation, as “Landlord” therein, and ___________________________________________________________, as “Tenant” therein, regarding that certain premises (“Premises”) located at 520 Capitol Mall, Suite ____, Sacramento, California, and which is more particularly described in the Lease.

               The undersigned hereby confirms the following and the provisions of the Lease are hereby amended by the following:

               1.            That Tenant accepted possession of the Premises from Landlord on ________________________, 20___, and acknowledges that the Premises are as represented by Landlord, in good condition and repair; and that the improvements, if any, required to be constructed for Tenant by Landlord pursuant to the Lease, have been so constructed and are satisfactory completed in all respects, excepting __________________________________________.

               2.            That all conditions which are to be satisfied prior to the full effectiveness of the Lease have been satisfied and that Landlord has fulfilled all of its duties of an inducement nature.

               3.            That in accordance with Section 4 of the Lease, the Commencement Date is ____________________, 20___, and that, unless sooner terminated, the Term expires on _______________.

               4.            That the Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning Tenant’s lease of the Premises.

               5.            That there are no existing defenses which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owed by Tenant pursuant to the Lease.

               6.            That Tenant’s obligations to pay the Rent is presently in effect and that all rentals, charges and other obligations on the part of Tenant under the Lease commences to accrue on ___________________, 20___.

               7.            That Tenant has not made any prior assignment, hypothecation or pledge of the Lease or of the rents thereunder.

               8.            Except as modified herein, the Lease remains in full force and effect.

               IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth below.

LANDLORD:	TENANT:

520 CAPITOL MALL, INC., a Delaware	American River Bank,
corporation	a California corporation

By:	By:

Its:

Date:
Its:
Address:
Date:

EXHIBIT D

EXCLUSIONS FROM OPERATING EXPENSES

               Notwithstanding anything to the contrary in the definition of “Operating Expenses” as set forth in Section 7(a)(3) of the Lease, Operating Expenses shall be defined so as to exclude the following:

               1.            Any ground or underlying lease rental;

               2.            Bad debt expenses and interest, principal, points and fees on debts, bad debt expenses or amortization on any mortgage or other debt instrument encumbering the Building or the Project;

               3.            Costs of a capital nature, including, without limitation, capital repairs, capital improvements, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles (“GAAP”), consistently applied (including, but not limited to, any such costs relating to any governmentally required improvements, alterations or repairs performed by Landlord or its employees, contractors, agents or licensees); except for the amortized portion of such over the useful life, as determined by GAAP, of such capital expenditure,

               4.            Costs incurred by Landlord for repair of damage to the Building to the extent covered by insurance;

               5.            Marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

               6.            Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

               7.            Amount of the management fee paid or charged by Landlord in connection with the management of the Building and Property to the extent such management fee is in excess of the management fee customarily paid or charged by landlords of comparable buildings in the vicinity of the Building;

               8.            Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, costs arising from the presence of Hazardous Materials, which Landlord is obligated to remediate in accordance with the provisions of the Lease;

               9.            Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Project;

               10.          Electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall “gross up” as if such tenants’ space is occupied);

               11.          Costs incurred in connection with the original construction of the Building or Project or in connection with any major change in the Building or Project, such as adding or deleting floors for occupancy or parking of vehicles;

               12.          Costs of alterations or improvements for all tenants or users of the Building;

               13.          Costs of correcting defects in or inadequacy of the initial design or construction of the Building or Project;

               14.          Expenses directly resulting from the negligence of the Landlord, its agents, servants or employees;

               15.          The expense of extraordinary services provided to other tenants in the Building;

               16.          Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or Project, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building Management, or outside fees paid in connection with disputes with other tenants;

               17.          The wages of any employee who does not devote substantially all of his time to the Building or are not allocated accordingly; and

               18.          Fines, penalties, and interest.

               19.          Advertising and promotional expenses.

               20.          All costs, fees and expenses incurred in connection with the operation of the parking facility located on the Lot.

               21.          Increases in real property taxes and assessments caused by a change in ownership of the Project or any portion thereof

               Operating Expenses shall be reduced by all insurance proceeds, cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building or Project. Landlord shall make payments for goods, utilities and services in a timely manner to obtain the maximum possible discount.

EXHIBIT E

RULES AND REGULATIONS

               1.            Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the demised Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.

               2.            Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Landlord may deem to be advisable for the protection of the property. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit to the Building while it is so locked Tenant or any of Tenant’s employees, or any other person, without a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or identification, or from the admission of any unauthorized person to the Building.

               3.            Landlord reserves the right to exclude or expel from the Building or in regard to any such pass or identification, or from the admission of any unauthorized person to the Building, or any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.

               4.            The entries, corridors, stairways and elevators shall not be obstructed by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Tenant shall not bring into or keep within the Building any animal or vehicle.

               5.            Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the demised Premises only in the designated freight elevator and through the service entrances and corridors, but special arrangements will be made for moving large quantities or heavy items of equipment and supplies into or out of the Building.

               6.            All entrance doors in the demised Premises shall be left locked when the demised Premises are not in use.

               7.            Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window of the demised Premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant).

               8.            Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

               9.            Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than the business address of the Tenant.

               10.          The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.

               11.          No awnings or other projections over or around the windows or entrances of the demised Premises shall be installed by any tenant. Tenant shall not change the draperies or the color of induction unit enclosures in any manner which will alter the Building’s appearance from the outside of the Building.

               12.          Rooms or other areas used in common by tenants shall be subject to such regulations.

               13.          Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant.

               14.          Landlord reserves the right by written notice to Tenant, to rescind, alter to waive any rule or regulation at any time prescribed for the Building when, in Landlord’s reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

               15.          Tenant shall not exhibit, sell or offer for sale on the demised Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the demised Premises by the Tenant without the advance consent of the Landlord.

               16.          Intentionally Omitted. See Rule 34.

               17.          Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building’s air conditioning system. If Tenant shall so use the demised Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Tenant shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the air conditioning system or be discharged into other vents or flues of the Building or annoy any of the tenants of the Building or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord’s approval.

               18.          All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as the Landlord shall designate. In its use of the loading areas in the basement, the Tenant shall not obstruct or permit the obstruction of said loading area and at no time shall park or allow its officers, agents or employees to park vehicles therein except for loading or unloading.

               19.          There shall not be used or kept anywhere in the Building by any tenant or persons or firms visiting or transacting business with a tenant any hand trucks, except those equipped with rubber tires and side guards, or other vehicles of any kind.

               20.          Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord.

               21.          No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the demised Premises without the prior written consent of Landlord.

               22.          No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the demised Premises or of the Building, without the prior written consent of Landlord. In the event of any violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.

               23.          The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

               24.          Tenant shall not mark, paint, drill into or in any way deface any part of the demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

               25.          No animal or bird of any kind shall be brought into or kept in or about the demised Premises or the Building.

               26.          Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the demised Premises any inflammable, combustible or explosive fluid, chemical or substance except items of such nature that are customarily used in business and professional offices.

               27.          No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

               28.          Landlord shall have the right to prohibit any advertising referring to the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a first-class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

               29.          Tenant’s contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord).

               30.          If the demised Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the demised Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

               31.          The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

               32.          No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

               33.          Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the demised Premises.

               34.          Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the demised Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

EXHIBIT F

520 Capitol Mall

CLEANING SPECIFICATIONS

Contractor shall perform the following Services for the premises, including but not limited to all office space, restrooms, lobbies, corridors, elevators and stairways:

SECTION 1 General Conditions

1-01	INTENT It is the intent of these specifications that Contractor will maintain the premises at an optimum level of cleanliness at all times. These specifications, therefore, shall be a guide for, rather than a limitation to, the services required to effectively maintain the premises. If Manager considers the level of cleanliness at any time to be unacceptable, then Contractor shall be required to effect prompt action to overcome such unacceptable condition(s) and any additional cost resulting from such action shall be borne solely by Contractor.

1-02	INTERPRETATION It is understood that the words “adequate”, “necessary”, “needed” or“required” as indicated in these specifications shall be construed to mean “as determined by Manager”.

SECTION 2 Security Consideration

2-01	SCREENING All personnel employed by Contractor to perform Services hereunder shall be screened as to their background and previous work records to insure that only persons of integrity will be employed by Contractor. At the sole discretion of Manager, such screening may include fingerprinting for an FBI file check to assure that the employee has not been convicted of any criminal offense involving dishonesty or breach of trust. Contractor shall, upon request, promptly furnish Manager with copies of personnel records of any employee, servant or agent of Contractor who is employed by Contractor pursuant to this agreement.

2-02	BONDING All employees of Contractor that are assigned to the premises shall be bonded by an insurance company rated A+ AAA in “Best’s Insurance Guide”. Contractor shall furnish to Manager, as part of this agreement, a certificate of a Commercial Blanket Bond or equivalent for $500,000 per event. Such bond shall cover losses suffered by Manager, Owner and Tenants as well as losses of money or personal property taken or damaged by Contractor personnel from or on the premises.

2-03	IDENTIFICATION All Contractor personnel shall at all times be properly uniformed, as satisfactory to Manager, and display identification of the individual and either Contractor, Manager, Project or Building, as determined by Manager. Contractor shall furnish uniforms in sufficient quantity for personnel to maintain a neat, orderly and professional appearance while on the premises. At Manager’s discretion, all Contractor personnel shall be photographed and provided with an identification badge which shall be worn with photograph visible at all times while on the premises. Identification badges shall remain Manager’s property and shall be surrendered to Manager immediately upon discharge or transfer of personnel from the premises or termination of this agreement.

2-04	LOITERING/SOLICITATION Contractor personnel shall not loiter on or about the premises during unscheduled hours and shall not solicit “odd jobs”, extra work or, in any manner, harass or annoy tenants of the premises.

SECTION 3 Schedules and Staffing

3-01	DAILY SERVICES All daily services shall be performed five (5) days per week, Sunday through Thursday, except as otherwise noted in Site Addendum B, subject to adjustment for Building Holidays, and scheduled during the hours directed or approved by Manager. Normal working hours shall be between 6:00 p.m. and 6:00 a.m., except as otherwise noted.

3-02	PERIODIC SERVICES All periodic services shall be performed within the frequencies listed in these specifications.

3-03	STAFFING Contractor shall furnish to Manager a written schedule for each position used in cleaning the premises, indicating coverage by hours for each day and shift.

Contractor’s proposed staff at full occupancy shall be the minimum number of personnel supplied by Contractor under such conditions. Reductions in Contractor staff shall be accomplished in a manner proportionate to reduction in building occupancy and use, subject to Manager’s approval.

No allowances will be granted to compensate for additional personnel required to satisfy the optimum cleaning requirement of this agreement.

3-04	BACK-UP STAFF Contractor shall maintain and show evidence of an adequate back-up force and supervisory staff ready to assist Manager immediately in the event of flood, fire, natural/man-made disaster or any other emergency.

3-05	SUPERVISION - REIMBURSABLE Contractor will provide a supervisory staff, assigned exclusively to the premises, to assure adequate supervision of all Contractor personnel on all shifts.

The supervisory staff will also be responsible for the following:

a.	Remain available on request of Manager to respond to tenant complaints of any nature relating to activities of the cleaning staff,

b.	Become familiar with the Building Pre-Fire/Disaster Plan and actively participate in a responsible role as assigned by Manager,

c.	Comply with and assist Manager’s security staff in enforcing the building rules and security plan as applicable to the cleaning staff,

d.	Immediate communication of all accident, damage or emergency reports to Manager,

e.	Secure access and lighting where necessary and instruct cleaning staff in efficient use of lighting on a task-oriented basis.

3-06	SUPERVISION - NON-REIMBURSABLE Contractor shall maintain and show evidence of an adequate management level supervisory staff who shall make periodic scheduled and unscheduled visits to the premises, both during building operating hours and when nightly cleaning services are being performed. The purpose of such visits is to insure the maintenance of the optimum level of cleanliness and proper communication with Manager.

SECTION 4 Equipment and Supplies

4-01	STORAGE Manager shall provide secured area(s) on the premises for storage of Contractor’s cleaning materials, chemicals and equipment. Contractor shall maintain all such area(s) in a clean, orderly and sanitary condition at all times to Manager’s satisfaction.

4-02	ENVIRONMENTAL PROTECTION Contractor agrees that all cleaning materials used on the premises will be those certified biodegradable and will return to their natural state/form within fifteen (15) days after entering the sewage system. Contractor will abide by any and all State and Federal environmental protection regulations existing or hereafter enacted during the term of this agreement.

4-03	QUALITY MATERIALS Manager may require Contractor to furnish data and/or samples of chemicals or cleaning agents which Contractor is using or intends to use on the premises. Manager, at its sole discretion, may prohibit use of any such chemical or cleaning agent and Contractor will be required to provide an alternate chemical or agent which is acceptable.

4-04	EQUIPMENT All cleaning equipment shall be of the latest type consistent with good cleaning practices. All equipment shall be new or kept in first class working order at all times and shall be replaced when obsolete or defective as determined by Manager. Any modification to equipment required to prevent damage to any architectural finish of the premises will be caused upon Manager’s direction at Contractor’s expense. Contractor shall furnish a detailed inventory of all equipment provided pursuant to this agreement.

4-05	RESTROOM SUPPLIES At Manager’s option, Contractor shall furnish all restroom service supplies. Contractor shall submit its pricing proposal as SITE ADDENDUM A3 to this Service agreement. Following is the quality standard for all such supplies:

HAND TOWELS	Fort James - Crown 24005

White Multi-fold

TOILET TISSUE	American Paper Co. - Floral Soft 2-Ply

SEAT COVERS	1/2 Folds Scott

HAND SOAP	Sac-Val Pink Lotion Handsoap

OTHER	Large Trash Liners
Medium Trash Liners
Small Trash Liners
Sanitary Napkins as needed

SECTION 5 Restroom Services

5-01	DAILY SANITATION It is the intent of this specification to keep restrooms thoroughly clean and not to use disinfectants to mask odors. Odorless disinfectants shall be used. Remove all waste paper and refuse, including soiled sanitary napkins, to the designated refuse area. All waste receptacles are to be thoroughly cleaned and new liners installed. Restock toilet tissue, toilet seat covers, towel dispensers, soap dispensers and sanitary napkin dispensers.

5-02	DAILY Clean/disinfect all basins, bowls and urinals with approved germicidal solution, include tile walls near urinals. Special care must be taken to inspect and clean areas of difficult access, such as the underside of toilet bowls and urinals, to prevent build up of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry.

5-03	DAILY Clean/polish all mirrors, powder shelves, bright work (include exposed piping below basins/bowls/urinals), towel dispensers, receptacles and any other metal accessories. Contractor shall use only non-abrasive, nonacidic material to avoid causing damage to metal fixtures.

5-04	DAILY Damp wipe all tiled walls and toilet partitions and doors using approved germicidal solution. All surfaces shall be wiped dry to a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

5-05	DAILY Floors shall be swept clean and wet mopped, using the approved germicidal solution. Flood rinse floor and direct clean water into floor drain. Floors shall then be wiped dry and all water marks and stains shall be wiped from walls and partitions. Ensure that adequate water and germicidal solution is directed into the floor drain to prevent sewer odors.

5-06	DAILY Report deficient restroom fixtures promptly to Manager.

5-07	WEEKLY Machine scrub all restroom floors with approved germicidal solution. After scrubbing, floors shall be thoroughly rinsed with clean water and dried. All water marks shall be removed from walls, partitions and fixtures. Apply the approved floor finish.

5-08	WEEKLY Wash all walls/partitions with water and germicidal solution. Wipe dry/polish to a uniformly bright condition.

5-09	WEEKLY Brush ceiling vents and thoroughly clean all light lenses.

SECTION 6 Elevators

6-01	DAILY All marks, streaks & smudges shall be removed from all interior and exterior surfaces, including ceilings, walls, handrails, doors, jambs and call plates by wiping with a clean dry cloth. Contractor will be held responsible for any damage to existing metal sealant due to unauthorized treatment.

6-02	DAILY Elevator floors will be thoroughly cleaned, vacuumed or swept, mopped and dried with special care taken to clean corners, crevices and along edges. Spot clean carpet as needed.

6-03	DAILY Remove debris and spills from all saddles and door tracks, step treads, combs & floor cover plates at all levels.

6-04	WEEKLY Thoroughly clean/polish all interior and exterior surfaces. Steel wool clean all thresholds and thoroughly clean all step treads, combs and cover plates at landings.

6-05	MONTHLY Wipe clean entire cab ceiling, including lamps and fixtures. Shampoo cab carpeting, machine scrub and refinish as appropriate, any hard surface flooring.

SECTION 7 Tenanted and Common Areas

7-01	DAILY Secure all lighting as soon as possible. Illuminate only the immediate work area as required.

7-02	DAILY Secure doors immediately upon arrival. No tenant, electrical room, janitor’s closet, or other building doors shall be left unlocked or propped open under any circumstances.

7-03	DAILY Police all stairwells, remove all debris and obstructions. Sweep, dust mop and damp mop as required.

7-04	DAILY Clean/polish all glass doors, glass partitions and framing to a bright condition, free of dust and streaks.

7-05	DAILY Dust wipe, with treated cloth, all horizontal surfaces within reach, including ledges, sills, molding and furniture tops, sides, legs and glass coverings. Spot clean as necessary. All papers and folders left on desks and cabinets will not be removed.

7-06	DAILY Clean/sanitize all telephone receivers.

7-07	DAILY Spot clean all vertical surfaces, brightwork and fixtures to remove graffiti and soil, with special attention near switchplates, waste receptacles, fire extinguishers, door handles and frames.

7-08	DAILY Clean all chalkboards/message boards and/or trays except where written text has not been erased by tenant.

7-09	DAILY Clean/sanitize and polish all drinking fountains.

7-10	DAILY Police all interior planters, remove debris and spot clean exterior surfaces as necessary.

7-11	DAILY Empty and clean all waste receptacles. Remove all trash to designated trash area and replace trash liners as appropriate.

7-12	DAILY Brush/vacuum all building common area furniture as necessary.

7-13	DAILY Vacuum all carpeted floors/mats, moving light furniture such as chairs, waste receptacles and urns. Vacuum under all desks, large furniture and along base of all vertical surfaces where possible. Spot clean carpeting of soils as necessary.

7-14	DAILY Dust mop all hard surface floors with a treated dust mop, moving light furniture where possible. Dust mop under all desks and large furniture where possible. Wet mop hard surface floors shall be spot cleaned, wet mopped and spray buffed as necessary to remove soil, scuff marks and preserve the floor finish.

7-15	DAILY Replace all furniture and/or accessories moved to accommodate cleaning to original position.

7-16	DAILY Remove all refuse to the designated retention or trash area, as appropriate.

7-17	WEEKLY Vacuum and dust all vacant suites, including window sills and blinds. Thoroughly clean sinks, cabinets and bookcases.

7-18	WEEKLY Detail edge all carpeting along base of all vertical surfaces.

7-19	WEEKLY Empty all large recycle bins. Remove to designated trash area and place in appropriate recycle bin.

7-19	MONTHLY Dust all high reach areas and fixtures beyond reach for daily dusting.

7-20	MONTHLY Brush/vacuum all wall and ceiling vents and grills.

7-21	MONTHLY Recondition all hard surface floors and vinyl base to provide a level of appearance equivalent to a completely refinished floor. All wax marks shall be removed from walls, doors and frames.

7-22	QUARTERLY Wipe clean 1/4 of all light fixture covers, scheduled to include all fixtures annually.

7-23	MONTHLY - SECURED VAULTS Clean and refinish as necessary all hard surface floor in secured vault areas.

Contractor is responsible to coordinate scheduling for such service with Manager and Tenant(s).

SECTION 8 Exclusion and Optional Services

8-01	Contractor will not be compensated for any additional services performed unless approved and authorized under separate agreement (Purchase Order) by Manager.

8-02	Upon Notice from Manager, Contractor shall clean carpet within tenant suites in the manner specified by Manager (soil extraction, rotary, spin bonnet or any other method developed by the industry), consistent with carpet manufacturer recommendations, for additional consideration as established within the SITE ADDENDUM(S).

8-03	Contractor may be authorized or required to perform exceptional work, not herein specified or construed. Such exceptional work shall be performed pursuant to all other terms and conditions of this agreement except for additional consideration as may be negotiated between Contractor and Manager, based upon the applicable rate schedule established within the SITE ADDENDUM(S).

8-04	Contractor shall not provide any cost estimates or pricing directly to tenant(s) for additional services. All such requests shall be forwarded to the attention of Manager and Manager will obtain all estimates and schedule additional work as necessary.

SECTION 9 Quality Control/Inspection by Manager

9-01	Contractor, or Contractor’s designated management level supervisor, shall accompany Manager on an inspection of the premises as required, to monitor, maintain or cause improvement to Contractor’s performance hereunder.

9-02	The following performance standards shall be used to evaluate Services:

DAMP MOPPING - Satisfactory when floor is free of dirt, dust soil, streaks and standing water.

DUSTING - Satisfactory when surface is free of all cobwebs, dirt, dust, lint and streaks.

DUST MOPPING - Satisfactory when floor is free of cobwebs, debris, dust and lint.

GLASS CLEANING - Satisfactory when surface is without film smudges or streaks and has a uniformly bright appearance.

LIGHT FIXTURE CLEANING - Satisfactory when fixture and lenses (covers) are free of dirt, dust, film, insects, lint and streaks.

POLICING - Satisfactory when all random litter, such as candy wrappers, cigarette butts, papers and etc., has been removed.

POLISHING - Satisfactory when surface is without deposits, oily film or tarnish and displays a uniformly bright appearance.

RECONDITIONING/REFINISHING - Satisfactory when surface and finish are bright, clear, glossy and skid resistant, free of scuff marks and soil and adjacent surfaces are free of incidental residue.

SANITIZING - Satisfactory when surface is free of filth, odor or ineffective matter.

SCRUBBING - Satisfactory when surface is free of imbedded dirt, film, marks, stains and standing water.

SPOT CLEANING - Satisfactory when surface is free of all deposits, soil, stains and is substantially free of cleaning marks.

SPRAY BUFFING - Satisfactory when surface finish is bright, clear and free of scuff marks and soil and is substantially skid resistant.

SWEEPING - Satisfactory when surface is free of all debris, dirt and grit, except imbedded dirt.

VACUUMING - Satisfactory when carpet, fabric or other surface is free of debris, dust, loose threads and nonfilm soil.

WET MOPPING - Satisfactory when floor is free of dirt, dust, film, soil streaks and standing water. Contractor will utilize any forms, rating or reporting systems developed or deemed necessary by Manager.

Contractor will cooperate with Manager in adjusting work loads, job descriptions, scheduling, specifications, staffing, costing and any other management procedures directed by Manager.

EXHIBIT G

PARKING EXHIBIT

520 CAPITOL MALL

SACRAMENTO, CALIFORNIA

LEASE AGREEMENT (OFFICE)

between

520 CAPITOL MALL, INC.,

a Delaware corporation

and

American River Bank,

a California corporation

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